Exhibit (c)(5)

Preliminary Draft – Subject to Completion Confidential The Conflicts Committee of the Board of Directors of TransMontaigne GP L.L.C. Discussion Materials Regarding Project Shaker August 13, 2018

Preliminary Draft – Subject to Completion Confidential These materials have been prepared by Evercore Group L.L.C. (“Evercore”) for the Conflicts Committee of the Board of Directors of TransMontaigne GP L.L.C. (the “Conflicts Committee”), the general partner of TransMontaigne Partners L.P. (the “Partnership”), to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Evercore. These materials are based on information provided by or on behalf of the Conflicts Committee, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the management of the Partnership and/or other potential transaction participants or obtained from public sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Partnership. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared for the benefit and internal use of the Conflicts Committee. These materials were compiled on a confidential basis for use by the Conflicts Committee and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore or any of its affiliates to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates. Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein.

Preliminary Draft – Subject to Completion Confidential Table of Contents Section I Executive Summary II TLP Situation Analysis III TLP Operating Asset Overview and Projections IV Preliminary TLP Valuation Analysis Appendix A. Weighted Average Cost of Capital Analysis B. Supplementary Valuation Materials C. Unit Holder Tax Analysis

Preliminary Draft – Subject to Completion Confidential I. Executive Summary

Preliminary Draft – Subject to Completion
Confidential

Executive Summary

Introduction

- Evercore Group L.L.C. ("Evercore") is pleased to provide the following materials to the Conflicts Committee (the "Conflicts Committee") of the Board of Directors of TransMontaigne GP L.L.C. (the "General Partner"), the general partner of TransMontaigne Partners L.P. ("TLP" or the "Partnership"), regarding the proposed acquisition by TLP Acquisition Holdings, LLC ("TLP Acquisition"), a subsidiary of ArcLight Energy Partners Fund VI, L.P. ("ArcLight") of all publicly-held common units representing limited partner interests in TLP from the current holders of such units other than common units held by ArcLight, the General Partner or their respective affiliates (the "Unaffiliated Unitholders") (such transactions, the "Proposed Transaction")
  - TLP Acquisition currently owns **800,000 TLP common units** (4.8% of the total outstanding common units) and certain affiliates of TLP Acquisition currently own an additional **2,366,704 TLP common units** (14.3% of the total outstanding common units) and TLP Acquisition indirectly owns the **2.0% general partner interest** in TLP through its wholly owned subsidiary TransMontaigne GP L.L.C. ("TLP GP")
  - As per the July 9, 2018 Offer Letter (the "Initial Proposal"), TLP Acquisition proposes to acquire each outstanding publicly held common units not directly owned by TLP Acquisition for **$38.00** in cash (the "Proposed Consideration")
    - The Proposed Consideration represents a **5.2%** premium to TLP's closing unit price of $36.11 as of July 9, 2018[1] and **3.4%** premium to TLP's 10-day volume weighted average price ("VWAP") as of July 9, 2018[1]
    - The Proposed Transaction is contemplated to be structured as a merger between TLP and a subsidiary of ArcLight SPV and would require approval by the Conflicts Committee of the Board of Directors of TLP GP, the ArcLight Investment Committee and by holders of a majority of the outstanding common units of TLP
- The materials include the following:
  - An overview of TLP including TLP's current organizational structure, TLP's recent historical trading performance and trading statistics implied by TLP's current market price and the Proposed Consideration and a overview of Wall Street commentary on TLP
  - An overview of TLP's standalone financial projections
  - A preliminary valuation of TLP's common units

Source: FactSet
1. Last unaffected trading date

EVERCORE
1
TRANSMONTAIGNE PARTNERS L.P.

Preliminary Draft – Subject to Completion
Confidential

Executive Summary

Current Summary TLP Partnership Structure


ArcLight Energy Partners Fund VI, L.P.
100% Ownership Interest
100% Ownership Interest
Pike Petroleum Holdings, LLC
TLP Equity Holdings, LLC
2,366,704 Common Units
100% Ownership Interest
TLP Management Services LLC
100% Ownership Interest
TLP Acquisition Holdings, LLC
800,000 Common Units
14.3% LP Interest
TransMontaigne GP LLC
330,613 GP Units & IDR
4.8% LP Interest
Public Unitholders
13,055,447 Common Units
2.0% GP Interest
78.9% LP Interest
TransMontaigne Partners L.P. ("TLP")
Market Cap: $642.4 Million
Net Debt: $581.4 Million
Credit Ratings: Ba3 / BB
100% Ownership Interest
TransMontaigne Operating GP LLC
TransMontaigne Terminals LLC
Razorback LLC
TPSI Terminals LLC
TLP Operating Finance Corp.
TransMontaigne Operating Company LP
TPME LLC
TLP Finance Corp.

Source: Company filings
Note: Market data as of August 8, 2018

EVERCORE
2
TRANSMONTAIGNE PARTNERS L.P.

Preliminary Draft – Subject to Completion
Confidential

Executive Summary

($ in millions, except per unit amounts)

Analysis at Various Prices

	Proposed Consideration	$38.00
	LP Units Outstanding[1] (MM)	16.2
	TLP LP Equity Value	$616.4
	GP Value Based on Ownership	12.6
	Total Equity Value	$629.0
	TLP Net Debt[2]	581.4
1	**Transaction Value - Methodology #1**	**$1,210.4**
	TLP LP Equity Value	$616.4
	GP Cash Flows Valued at LP Yield	192.2
	Total Equity Value	$808.7
	TLP Net Debt[2]	581.4
2	**Transaction Value - Methodology #2**	**$1,390.1**

1 Ownership Method

- TLP's 330,613 GP units are valued at the offer price ($38.00 to $46.00), reflecting true ownership

2 Equity Equivalent Method

- Assumes TLP issues LP units to its GP in order for GP to achieve cash flow parity between distributions it gets from its IDRs, and distributions it would get from the new LP units it receives as consideration for resetting IDRs
- Values TLP's Q2 GP cash flows at the same LP yield as TLP's Q2 LP distributions

Offer Price		**Arclight Initial $38.00**	**$39.00**	**Arclight Counter #1 $39.50**	**$40.00**	**$41.00**	**$42.00**	**$43.00**	**$44.00**	**$45.00**	**CC Counter #1 $46.00**
Implied Transaction Value - Methodology #1		$1,210	$1,227	$1,235	$1,244	$1,260	$1,277	$1,293	$1,310	$1,326	$1,343
Implied Transaction Value - Methodology #2		$1,390	$1,411	$1,422	$1,433	$1,454	$1,475	$1,497	$1,518	$1,539	$1,560
Premium[3]											
Unaffected Price: July 9, 2018	$36.11	5.2%	8.0%	9.4%	10.8%	13.5%	16.3%	19.1%	21.8%	24.6%	27.4%
10-Day VWAP	36.76	3.4%	6.1%	7.4%	8.8%	11.5%	14.2%	17.0%	19.7%	22.4%	25.1%
20-Day VWAP	37.50	1.3%	4.0%	5.3%	6.7%	9.3%	12.0%	14.7%	17.3%	20.0%	22.7%
30-Day VWAP	37.76	0.6%	3.3%	4.6%	5.9%	8.6%	11.2%	13.9%	16.5%	19.2%	21.8%
1 Transaction Value / EBITDA - Methodology #1 GP Value Based on Ownership											
2018E	$137.6	8.8x	8.9x	9.0x	9.0x	9.2x	9.3x	9.4x	9.5x	9.6x	9.8x
2019E	146.7	8.2	8.4	8.4	8.5	8.6	8.7	8.8	8.9	9.0	9.2
2 Transaction Value / EBITDA - Methodology #2 GP Cash Flows Valued at LP Yield											
2018E	$137.6	10.1x	10.3x	10.3x	10.4x	10.6x	10.7x	10.9x	11.0x	11.2x	11.3x
2019E	146.7	9.5	9.6	9.7	9.8	9.9	10.1	10.2	10.3	10.5	10.6
Price / DCF per LP Unit											
2018E	$3.81	10.0x	10.2x	10.4x	10.5x	10.7x	11.0x	11.3x	11.5x	11.8x	12.1x
2019E	3.82	9.9	10.2	10.3	10.5	10.7	11.0	11.3	11.5	11.8	12.0

Source: FactSet, Bloomberg, Partnership filings, TLP Management
1. LP Units Outstanding excludes 330,613 GP units
2. As of March 31, 2018
3. VWAPs calculated as of July 9, 2018, the unaffected date

EVERCORE
3
TRANSMONTAIGNE PARTNERS L.P.

Preliminary Draft – Subject to Completion Confidential Executive Summary Historical TLP Unit Price vs. Proposed Consideration $50.00 $45.00 $40.00 $35.00 $30.00 10.0% 20-Day $38.00 60-Day $25.00 52-Week $20.00 Source: FactSet 1. 2. Unaffected date Peers weighted by market capitalization and include ANDX, BKEP, BPMP, BPL, DKL, GEL, HEP, MMP, MPLX, NS, PBFX, PSXP, PAA, SHLX, VLP 4 7/9/2017 7/22/2017 8/4/2017 7/9 7/11 7/13 7/15 7/17 7/19 7/21 7/23 7/25 7/27 7/29 7/31 8/2 8/4 8/6 8/8 8/17/2017 8/30/2017 9/12/2017 9/25/2017 10/8/2017 10/21/2017 11/3/2017 11/16/2017 11/29/2017 12/12/2017 12/25/2017 1/7/2018 1/20/2018 2/2/2018 2/15/2018 2/28/2018 3/13/2018 3/26/2018 4/8/2018 4/21/2018 5/4/2018 5/17/2018 5/30/2018 6/12/2018 6/25/2018 77/9/8//220018 7/10/2018 At Close on July 9, 2018$36.115.2% Performance since Initial $38.00 Offer $44.00 Price 5-Day $41.0010-Day $45.00 7.5%30-Day$42.50 120-Day $35.00180-Day $40.00 Proposed Conside$ra3ti7o.n50 TLPPeer Group 2 $35.00 $36.11 $38.00 Offer UnitImplied Price Pre mium 1 5 Prior Trading Days' Average36.773.4% 10 Prior Trading Days' Average36.863.1% 20 Prior Trading Days' Average37.242.0% 30 Prior Trading Days' Average37.621.0% 60 Prior Trading Days' Average37.970.1% 120 Prior Trading Days' Average37.750.7% 180 Prior Trading Days' Average38.62(1.6%) 52 Prior Trading Weeks' Average40.19(5.4%)

Preliminary Draft – Subject to Completion Confidential II. TLP Situation Analysis

Preliminary Draft – Subject to Completion
Confidential

TLP Situation Analysis

Summary Market Data

($ in millions, except per unit amounts)

Market Capitalization

As of August 8, 2018				
Total Units Outstanding				16.6
Common Unit Price				$38.81
Total Equity Value				$642.4
Plus: Net Debt				581.4
Enterprise Value				$1,223.9
	Wall Street Research		TLP Financial Projections	
	Metric	Yield/Multiple	Metric	Yield/Multiple
Distribution Yield				
Current	$3.14	8.1%	$3.14	8.1%
2018E	3.23	8.3%	3.20	8.2%
2019E	3.47	8.9%	3.36	8.7%
2020E	3.71	9.6%	3.42	8.8%
EV/EBITDA				
2018E	$138.8	8.8x	$137.6	8.9x
2019E	150.1	8.2	146.7	8.3x
2020E	159.2	7.7	151.3	8.1x

Balance Sheet and Credit Data

As of March 31, 2018	
Cash and Marketable Securities	$0.9
Short-Term Debt	–
Long-Term Debt	582.4
Total Debt	$582.4
Net Debt	$581.4
Plus: Partners' Capital	362.0
Net Book Capitalization	$943.5
Revolver Availability / Total Revolver Capacity	$559.8 / $850.0
Net Debt / Net Book Cap	61.6%
Net Debt / 2018E EBITDA	4.2x
Net Debt / 2019E EBITDA	3.9
Current Ratings (Senior Unsecured):	
Moody's	Ba3
S&P	BB

Unit Price Performance


$50.00
$45.00
$40.00
$35.00
$30.00
$3.50
$3.25
$3.00
$38.81
$2.75
$2.50
8/8/17
10/7/17
12/7/17
2/6/18
4/8/18
6/8/18
8/8/18
Distribution per Unit
TLP Unit Price

General Partner Incentive Distribution Rights

Quarterly Distribution per LP Unit	$0.7850

% to LP	% to GP	LP Quarterly Distribution Range		Quarterly Distribution Within Range	Quarterly Distribution to GP per LP Unit	Total LP Units Outstanding	Total Quarterly Distribution to LPs	Total Quarterly Distribution to GP	Total Annual Distribution to LPs	Total Annual Distribution to GP
98.0%	2.0%	$–	$0.4400	$0.4400	$0.0090	16.2	$7.1	$0.1	$28.6	$0.6
85.0%	15.0%	0.4400	0.5000	0.0600	0.0106	16.2	1.0	0.2	3.9	0.7
75.0%	25.0%	0.5000	0.6000	0.1000	0.0333	16.2	1.6	0.5	6.5	2.2
50.0%	50.0%	0.6000	–	0.1850	0.1850	16.2	3.0	3.0	12.0	12.0
							$12.7	$3.9	$50.9	$15.4

% of Total Distributions to the GP	23.3%
% of Total Distributions to the IDRs	21.3%

Source: Company filings, company model and FactSet
Note: Market data as of August 8, 2018

EVERCORE
5
TRANSMONTAIGNE PARTNERS L.P.

Preliminary Draft – Subject to Completion Confidential TLP Situation Analysis Wall Street Research Price Targets – TLP ($ in millions, except per unit amounts) Summary Price Targets Analyst Recommendations Hold (3) 100.0% $250 Distribut$a2b00le Cash Flow Estimates EBITDA Estimates $150 $250 $250 $200 $200 $150 $150 $--$100 $100 018E 019E 20E $50 $50 $--$--2018E 2019E 2020E 2018E 2019E 2020E Wells Fargo Securities Stifel MUFG Securities Americas FactSet Consensus Source: FactSet, Wall Street research, Bloomberg 6 $90 $100 $98 $98 $99 $139 $107 $106 $137 $106 $139 $139 $110 NA $155 NA $110 $148 $150 $150 $165 $139 NA $137 NA $139 $139 $159 $155 $148 $150 $150 $165 NA NA $159 20 $100 $50 2 2 Median: $41.00 Mean: 42.33 Low: 40.00 High: 46.00 Firm Analyst Date Recommendation Target Price Wells Fargo Securities Praneeth Satish 07/10/18 Hold MUFG Securities Americas Barrett Blaschke 07/10/18 Hold Stifel Selman Akyol 07/16/18 Hold $41.00 46.00 40.00

Preliminary Draft – Subject to Completion
Confidential

TLP Situation Analysis

Historical Trading Performance


6/9/14: NGL Energy Partners entered into a definitive agreement to acquire 19.7% stake in TLP from Morgan Stanley Capital Group, Inc. and Morgan Stanley Strategic Investments, Inc.
7/18/13: Announces public offering of 1.45 million common units
1/29/14: Announces it has entered into a capacity lease agreements relating to the Razorback System
8/17/2014: Entered long term terminaling service agreement with Metroplex Energy for an aggregate capacity of ~2.17M barrels
5/6/2015: Re-contracted ~2.7mm barrels of capacity at Collins / Purvis terminals to Morgan Stanley for a 5 year term at rates in excess of the previous contract
11/8/17: Announces public offering to sell up to 2,875,000 Common Units. Following the announcement, TLP terminated the offering due to poor equity market conditions
10/2015: Entered into a new 5-year terminaling services agreement with a subsidiary of NGL Energy Partners. ~l.2mm barrels of new capacity to be constructed at Collins storage terminal
3/15/2018: Announced contract underpinning Collins Phase IIA 870 Mbbl expansion. Executed contracts for the expansion of Brownsville tankage and recommissioning of the Diamondback pipelines
11/8/17: West Coast Acquisition
Acquired the Martinez Terminal and Richmond Terminal (collectively, the "West Coast Facilities") from an affiliate of Plains All American Pipeline, LP., for a total purchase price of $277 million
8/15/14: NGL Energy Partners LP cancelled the acquisition of remaining 80.3% stake in TLP from Kayne Anderson Capital Advisors, L.P. and other shareholders
02/1/2016: Arclight Energy Partners Fund VI's affiliate completed the purchase of TLP's general partner from NGL Energy Partners (NGL) for $350 million in cash
8/8/2017: Collins Phase I
As of 2Q17, placed in service all 2 million barrels of capacity (fully contracted)
4/1/2016: Arclight affiliates acquired 3.2 million TLP common LP units (20% interest) from NGL Energy Partners
1/31/2018: Public notes offering of $300 million in aggregate principal amount of senior unsecured notes due 2026
Unit Price
$70.00
$60.00
$50.00
$40.00
$30.00
$20.00
$10.00
Volume (in thousands)
900
800
700
600
500
400
300
200
100
7/9/13
1/10/14
7/15/14
1/16/15
7/21/15
1/23/16
7/26/16
1/28/17
8/1/17
2/3/18
8/8/18
Volume
TLP Price

Source: FactSet, S&P Capital IQ
Note: Market data as of August 8, 2018

EVERCORE
7
TRANSMONTAIGNE PARTNERS L.P.

Preliminary Draft – Subject to Completion
Confidential

TLP Situation Analysis

Equity Ownership Summary

Current Unitholders	Units	% of Total
Institutional		
Top 10:		
OFI Steelpath, Inc.	2,338,421	14.1%
Energy Income Partners LLC	676,977	4.1%
First Eagle Investment Management LLC	611,161	3.7%
Goldman Sachs Asset Management LP	461,676	2.8%
River Road Asset Management LLC	436,494	2.6%
Wells Fargo Bank, NA (Private Banking)	299,842	1.8%
UBS Financial Services, Inc.	242,502	1.5%
Merrill Lynch, Pierce, Fenner & Smith, Inc. (Invt Mgmt)	209,705	1.3%
Global X Management Co. LLC	206,822	1.2%
MLP Investment Holdings, Inc.	145,208	0.9%
Other	1,223,868	7.4%
Total Institutional Ownership	6,852,676	41.4%
Insiders		
ArcLight Energy Partners Fund VI, L.P.[1]	3,166,704	19.1%
TransMontaigne G.P. LLC	330,613	2.0%
Board Members and Other Individual Insiders	159,737	1.0%
Morgan Stanley (Strategic Investments)	42,098	0.3%
Frederick W Boutin	41,790	0.3%
Gregory J Pound	25,316	0.2%
Steven A Blank	11,338	0.1%
Total Insiders	3,777,596	22.8%
Retail / Other	5,922,492	35.8%
Total Common Units Outstanding	**16,552,764**	**100.0%**
Short Interest[2]	39,048	0.2%

Source: FactSet
1. Interest through ownership of TLP Equity Holdings, LLC and Gulf TLP Holdings, LLC
2. Short interest per Wall Street Market Data as of June 15, 2018

EVERCORE
8
TRANSMONTAIGNE PARTNERS L.P.

Preliminary Draft – Subject to Completion Confidential III. TLP Operating Asset Overview and Projections

Preliminary Draft – Subject to Completion
Confidential

TLP Operating Asset Overview and Projections

Overview of TLP's Asset Base

West Coast
- Terminals: 2
- Capacity: 5.0 MMBbl
- % Contracted: 81%

Midwest
- Terminals: 4
- Capacity: 1.6 MMBbl
- % Contracted: 100%

River
- Terminals: 12
- Capacity: 2.7 MMBbl
- % Contracted: 54%

Southeast
- Terminals: 22
- Capacity: 11.9 MMBbl
- % Contracted: 100%

Gulf Coast
- Terminals: 8
- Capacity: 6.9 MMBbl
- % Contracted: 97%

% of Total Capacity


Southeast 31.6%
Bostco JV[3] 18.9%
Gulf Coast 18.3%
West Coast 13.3%
River 7.2%
Brownsville[2] 2.4%
Frontera JV[2] 4.0%
Midwest 4.3%

Brownsville[2]
- Terminals: 1
- Capacity: 0.9 MMBbl
- % Contracted: 89%

Frontera JV[2]
- Terminals: 1
- Capacity: 1.5 MMBbl
- % Contracted: 100%

Bostco JV[3]
- Terminals: 1
- Capacity: 7.1 MMBbl
- % Contracted: 100%


Martinez
Richmond
Denver
East Liverpool
Greater Cincinnati
New Albany
Evansville
Louisville
Owensboro
Henderson
Paducah
Cape Giradeau
Mt. Vernon
Cushing
Rogers
Oklahoma City
Arkansas City
Greenville
Meridian
Baton Rouge Dock
Collins
Purvis
Lookout Mtn
Athens
Rome
Birmingham
Doraville
Griffin
Macon
Americus
Albany
Bainbridge
Richmond
Montvale
Fairfax
Norfolk
Greensboro
Selma
Charlotte
Spartanburg
Belton
Jacksonville
Pensacola
Cape Canaveral
Tampa
Port Manatee
Ft. Lauderdale
Miami
Bostco Investment
Frontera Investment
Brownsville Complex
Monterrey
Matamoros

Note: Dotted lines indicate third party pipelines
1. Owns and operates 49 storage terminals and owns interests in two additional terminals through the Frontera and BOSTCO Joint Ventures
2. Brownsville complex is comprised of both the Frontera Joint Venture and TLP assets. Capacity includes ~1.5 MM Bbl owned by Frontera Joint Venture. TLP owns 50% interest in Frontera, and Petroleo Mexicanos (Pemex) owns 50%
3. Battleground Oil Specialty Terminal Company. Reflects total active storage capacity of Bostco. As of March 31, 2018, TLP owns 42.5%, Kinder Morgan owns 55.0%

EVERCORE
9
TransMontaigne Partners LP

Preliminary Draft – Subject to Completion
Confidential

TLP Operating Asset Overview and Projections

Overview of TLP's Asset Base (cont'd)

1	Southeast	■ Large pipeline system with 22 terminals including the Collins Pipeline; the only independent terminal capable of storing and redelivering products from and between Colonial and Plantation Pipelines ■ Contiguous connection through third party pipeline from Southeast to Mid-Atlantic and Northeast U.S. markets
2	Gulf Coast	■ Largest terminal network in Florida with 8 terminals; large scale with relatively low competition ■ Coverage on both Gulf and at Atlantic sides of Florida ■ Fort Lauderdale, Miami and Cape Canaveral ports are among the busiest cruise ship ports in the nation
3	Midwest	■ Products pipeline from Missouri to Arkansas with 4 terminals located in Oklahoma, Arkansas and Missouri ■ Includes the Rogers facility which is the only refined products terminal located in Northwest Arkansas and can store 189,000 barrels of diesel, gasoline and ethanol ■ Pipeline connecting Rodgers and Mt. Vernon
4	River	■ Largest independent terminal network along the Mississippi and Ohio Rivers that includes 12 terminals on the shoreline ■ Spans river locations from Northern Ohio to Southern Louisiana and includes the Baton Rouge dock that has direct waterborne connection between the Colonial Pipeline and Mississippi River waterborne transportation
5	Brownsville[1]	■ Considered a strategic investment, the Brownsville pipeline facilitates product movements between the Gulf of Mexico, Northern Mexico and the U.S. with approximately 1.5 million barrels of storage ■ Recent energy deregulation in Mexico combined with oil companies seeking JV's with US partners to enhance development of liquids-rich plays should lead to long-term growth through Brownsville
6	Bostco JV	■ Houston Ship Channel is one of the busiest in the world and provides access to multiple refinery complexes and export markets ■ Refineries in this region account for more than 25% of total U.S. refining capacity ■ Well positioned for growing US export market with 59 tanks and approximately 7 million barrels of storage
7	West Coast	■ Two terminals located around the San Francisco Bay with a combined capacity of approximately 5 million barrels of storage with 53 tanks, 4 truck spots and 9 rail spots ■ Located in proximity to large California refineries ■ Bay Area Refining Complex accounts for nearly one-third of total PADD V refining capacity

1. Comprised of TLP Terminal and Frontera Joint Venture

EVERCORE
10
TRANSMONTAIGNE PARTNERS LP

Preliminary Draft – Subject to Completion
Confidential

TLP Operating Asset Overview and Projections

TLP Contract Overview

- Fee-for-service business model is underpinned by stable, **multi-year take-or-pay contracts with minimum volume commitments**
- Successful long-term fee-based contracting efforts continues to support distribution growth
  - Collins Phase I and Brownsville growth projects have already been successfully contracted
  - Both BOSTCO and Frontera JVs are fully contracted
- Over 80% of current firm commitment contracts are 1-5+ years in remaining duration; with **~51% of contracts having at least 3 years of term**
  - Multiple contracts with investment grade companies
- 75% of revenues are generated from terminating service fees under multi year take-or-pay minimum volume commitments, up from 71% in the previous year
  - Majority of the remaining revenue stems from ancillary services including heating and mixing of stored products, product transfer, pipeline tariffs, railcar handling, butane blending, wharfage and vapor recovery

Remaining Duration of Contracts[1]


6%
16%
45%
33%
>= 3 Years, < 5 Years
< 1 Year
>= 5 Years
>=1 Year, < 3 Years

~70% of Revenues from Firm Commitments


$60
$50
$40
$30
$20
$10
$0
$ MM
70% 69% 74% 68% 70% 69% 72% 71% 71% 74% 75% 75% 75%
$11 $11 $10 $13 $12 $13 $11 $13 $13 $12 $12 $12 $14
$27 $26 $28 $27 $28 $29 $29 $30 $32 $34 $34 $36 $42
1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18
80%
70%
60%
50%
40%
30%
20%
10%
0%
Firmly Committed Revenue
Firm Commitments
Variable Commitments
% Firm

1. As of March 31, 2018; based on contracted terminaling services revenue

EVERCORE
11
TRANSMONTAIGNE PARTNERS LP

Preliminary Draft – Subject to Completion
Confidential

TLP Operating Asset Overview and Projections

Significant Inventory of Identified Growth Opportunities

Stage	Project	Description		Incremental Growth Capex[1]	Incremental EBITDA[1]
1	Collins Storage Terminal Expansion	■ Phase I expansion added 2 million barrels of capacity ■ Developing Phase II Expansion. Have signed contracts for Collins Phase IIA construction for 870 thousand barrels	2018	$38.8	$ -
			2019	16.8	5.2
			2020	-	6.7
2	Brownsville Expansion	■ Signed contracts for the expansion of Brownsville tankage and the recommissioning of the Diamondback pipeline	2018	$13.0	$ -
			2019	18.5	2.6
			2020	-	6.6
3	Enhance Various Existing Assets	■ Opportunity to fill available storage capacity at terminals ■ Potential to develop additional butane blending capabilities at various terminal locations ■ Executing and exploring smaller scale projects at various locations throughout TLP system, including building tankage and refurbishing tanks at the West Coast Terminals			

1. Collins Storage Terminal Expansion includes Growth Capex and EBITDA associated with only Collins Phase IIA

EVERCORE
12
TRANSMONTAIGNE PARTNERS LP

Preliminary Draft – Subject to Completion Confidential TLP Operating Asset Overview and Projections Overview of Projection Period Assumptions – Management Case  Revenue / Expenses:    2018E revenue per budget; revenue increases 0.5% each quarter starting Q1 2019 (2.0% annually) 2018E expenses per budget; expenses increase 1.0% each quarter starting Q1 2019 (4.0% annually) Omnibus fee assumptions: • • 2018E Omnibus fee per May 7, 2018 BOD approved changes; fee increases 1.5% each quarter starting Q1 2019 Engineering group is transferred from TMS to TLP; as a result, $2.0 million of associated cost is capitalized in maintenance capex and $2.0 million is reflected in expansion capex annually starting in 2Q 2018 Forecast includes an additional $1.0 million increase per year in the Omnibus Fee starting 2Q 2019, 2Q 2020 and 2Q 2021 •  Growth Projects:  Collins Phase IIA construction (870 Mbbl expansion) begins in 2Q 2018 and is online in 4Q 2019, with an annual cash return of 12% on $55.6 million of spend Brownsville construction begins in 2Q 2018 and is online in 4Q 2019, with an annual cash return of 31% on $31.5 million of TLP spend; assumed that Frontera exercises ROFR to participate WCT expansion construction in Richmond begins in 2Q 2018 and is online in 2Q 2019, with an annual cash return of 21% on $8.6mm of spend    Financing Assumptions: All growth projects are funded with TLP’s revolving credit facility No additional issuances of long-term debt, common equity or preferred equity Distribution Assumptions: LP distribution increases at a rate of $0.01 per quarter, until long-term distribution cushion normalizes at ~20%  13

Preliminary Draft – Subject to Completion Confidential TLP Operating Asset Overview and Projections Summary Financial Overview – Management Case Revenue EBITDA1 2018E-2021E CAGR 2018E-2021E CAGR $153.5 $240.5 2018E 2019E 2020E 2021E 2018E 2019E 2020E 2021E Distributable Cash Flow Total Distributions 2018E-2021E CAGR 2018E-2021E CAGR GP LP $94.1 GP LP $91.6 $88.3 $88.9 $76.6 $76.2 $73.9 $68.3 2018E 2019E 2020E 2021E 2018E 2019E 2020E 2021E $3.20 $3.36 $3.42 $3.42 2.2% LP unit Source: TLP Management 14 Dist. per Dist. Coverage 1.29x1.20x1.20x1.23x DCF per LP unit$3.81$3.82$3.89$3.951.2% .3% 3.2% .7% 1.7% $56.0 $56.3 2 7 $54.8 $51.9 20.2 20.3 19.1 16.4 3.9% $65.1 $63.7 $61.9 $62.3 29.0 27.9 26.4 26.6 2.1% $235.8 $231.8 $226.4 2.0% $151.3 $146.7 $137.6 3.7%

Preliminary Draft – Subject to Completion Confidential TLP Operating Asset Overview and Projections Summary Financial Overview – Management Case (cont’d) Maintenance and Growth Capital Expenditures Leverage (Debt / LTM EBITDA)1 Maintenance Growth RCF / LTM EBITDA High Yield / LTM EBITDA $84.6 4.70x 4.58x 4.35x 4.18x 2018E 2019E 2020E 2021E 2018E 2019E 2020E 2021E Source: TLP Management 1. LTM EBITDA includes pro forma credit for West Coast Acquisition and Organic Growth Projects 15 $70.6 $52.6 $38.1 $15.1$15.7 $14.0 $14.5 2.18x 2.04x 1.98x 1.95x 2.52x 2.53x 2.36x 2.23x

Preliminary Draft – Subject to Completion Confidential TLP Operating Asset Overview and Projections Summary TLP Projections – Management Case ($ in millions, except per unit metrics) For the Ye a rs Ending De ce mbe r 31, CAGR 2018E - 2022E 2018E 2019E 2020E 2021E Distributable Cash Flow EBITDA1 Interest expense Maintenance Capex Other $137.6 (33.6) (14.0) (1.7) $146.7 (40.2) (14.5) (3.1) $151.3 (41.5) (15.1) (3.1) $153.5 (40.6) (15.7) (3.1) 3.7% 2.1% Distributed Cash Flow Distribution to LP Distribution to GP / IDRs $51.9 16.4 $54.8 19.1 $56.0 20.2 $56.3 20.3 3.9% % to GP IDRs Weighted Average LP Units Outstanding DCF / LP Unit Distribution per LP Unit LP Coverage Total Coverage Distributable Cash Flow Surplus / (Shortfall) Debt / LTM EBITDA 24.0% $15.4 16.2 $3.81 3.20 1.19x 1.29 $20.0 4.7x 25.9% $18.0 16.3 $3.82 3.36 1.14x 1.20 $15.1 4.6x 26.5% $19.0 16.4 $3.89 3.42 1.14x 1.20 $15.4 4.3x 26.5% $19.1 16.5 $3.95 3.42 1.16x 1.23 $17.5 4.2x 1.2% 2.2% Source: TLP Management 1. Earnings from the BOSTCO and Frontera JVs are excluded and the actual expected distributions from the JV’s are included (to more accurately reflect the cash flows of the entire company) 16 Distributed Cash Flow $68.3 $73.9 $76.2 $76.6 Distributable Cash Flow $88.3 $88.9 $91.6 $94.1

Preliminary Draft – Subject to Completion Confidential TLP Operating Asset Overview and Projections Summary TLP Projections – Management Case (cont’d) ($ in millions, except per unit metrics) For the Ye a rs Ending De ce mbe r 31, 2018E 2019E 2020E 2021E Sources New Senior Notes Issued Borrowings Under the Revolving Credit Facility Proceeds from the sale of assets DCF Surplus / (Shortfall) $300.0 55.3 10.0 21.5 $--24.3 --16.4 $---- --15.5 $---- --17.6 Uses Growth Capital Expenditures Changes in Working Capital Repayment of Revolving Credit Facility Cash Build Other $70.6 2.0 301.8 1.6 10.9 $38.1 ---- --2.7 $---- 13.6 --1.9 $---- 15.7 --1.9 Capitalization Cash $2.5 $2.5 $2.5 $2.5 Total Debt 647.1 671.4 657.8 642.1 Net Debt $644.6 $668.9 $655.3 $639.6 Credit M etrics Total Debt / EBITDA Net Debt / EBITDA Source: TLP Management 4.7x 4.7 4.6x 4.6 4.3x 4.3 4.2x 4.2 17 Total Uses $386.8 $40.8 $15.5 $17.6 Debt Issued / (Repaid) $53.5 $24.3 ($13.6) ($15.7) Total Sources $386.8 $40.8 $15.5 $17.6

Preliminary Draft – Subject to Completion Confidential TLP Operating Asset Overview and Projections Overview of Management Case Sensitivities 18 Sensitivity #1  Assumes recontracting scenario per management estimates resulting in $3.4 mm increase in annual revenue beginning in 2019  Assumes annual reduction in total expenses starting in 2019 due to a lower assumed operating expense escalator and omnibus fee escalator than Management Case Expenses reduced by $0.6 mm, $1.8 mm and $3.1 mm in 2019, 2020 and 2021, respectfully  Includes management identified “lower probability” incremental growth projects not included in the Management Case funded with TLP’s revolving credit facility Approximately $20.0 million of total identified projects with half spent in 2Q 2019 and half spent in 2Q 2020 and one quarter delay in revenues 3.0x EBITDA multiple and incremental maintenance capital expenditures equal to TLP standalone business 50% risking applied to growth capital expenditures and incremental distributable cash flow Total increase in EBITDA of $4.9 mm, $7.7 mm and $9.9 mm in 2019, 2020 and 2021, respectfully Sensitivity #2  Assumes recontracting scenario per management estimates resulting in $8.7 mm decrease in annual revenue beginning in 2019  Assumes $2.0 mm increased total expenses annually beginning in Q3 2020  Total decrease in EBITDA of $8.7 mm, $9.7 mm and $10.7 mm in 2019, 2020 and 2021, respectfully

Preliminary Draft – Subject to Completion Confidential TLP Operating Asset Overview and Projections Overview of Management Case Sensitivities (cont’d) EBITDA Distributable Cash Flow 2018E 2019E 2020E 2021E 2018E 2019E 2020E 2021E Capital Expenditures 2018E 2021E Management Case Sensitivity #1 Sensitivity #2 2018E 2019E 2020E 2021E 1. Assumes same coverage as status quo 19 $137.6 $137.6 $137.6 $84.6 $84.6 $84.6 $146.7 $151.6 $138.0 $52.6 $57.7 $52.6 $15.1 $20.5 $15.1 $151.3 $159.0 $141.6 $15.7 $16.2 $15.7 $153.5 $163.3 $142.7 $137.6 $137.6 $137.6 $88.3 $146.7$88.3 $88.3 $150.6 $138.0 $88.9 $93.7 $80.2 $151.3 $91.6 $159.7 $99.0 $141.6$81.9 $94.1 $103.5 $153.5 $83.4 $164.8 $142.7 DPU Per LP Unit 12018E2019E2020E2021E Management Case$3.20$3.36$3.42$3.42 Sensiti2vi0ty19#E13.202032.04E83.613.65 Sensitivity #23.203.263.263.26

Preliminary Draft – Subject to Completion Confidential IV.Preliminary TLP Valuation Analysis

Preliminary Draft – Subject to Completion
Confidential

Preliminary TLP Valuation Analysis

Valuation Methodologies

- Evercore utilized the following methodologies to analyze the value of TLP's common units

Methodology	Description	Metrics/Assumptions
Discounted Cash Flow Analysis	▪ Values TLP common units based on the concept of the time value of money ▪ Utilizing the TLP Financial Projections herein, Evercore: – Utilized varying weighted average cost of capital ("WACC") discount rates and applied various perpetuity growth rates to derive after-tax valuation ranges for TLP – Calculated terminal values based on a range of multiples of EBITDA as well as assumed perpetuity growth rates	▪ Discounted the projected cash flows to the assumed March 31, 2018 effective date ▪ EBITDA exit multiple of 9.0x to 11.0x (consistent with crude oil and refined products master limited partnerships ("MLPs") valuations over an extended period of time) ▪ Perpetuity growth rate of 1.75% to 2.25% ▪ WACC of 8.0% to 9.0% based on capital asset pricing model ("CAPM") for crude oil and refined products MLPs ▪ Tax depreciation based on book D&A ▪ Unitholder effective tax rate of 29.6% (80.0% at 37.0% top bracket) from 2018E to 2021E and a terminal value tax rate of 37.0% ▪ For the terminal value, tax depreciation assumed to be equal to maintenance capital expenditures
Discounted Distribution Analysis	▪ Values TLP common units based on the present value of the future cash distributions to TLP unitholders	▪ Projected distributions based on current TLP run-rate distributions ▪ Terminal yield range of 7.0% to 9.0% based on past 52 weeks of trading ▪ Cost of equity of 9.5% to 10.5% based on CAPM and cost of equity of 13.5% to 14.5% based on total expected market return for similar MLPs
Precedent M&A Transaction Analysis	▪ Values TLP common units based on multiples of transaction value to EBITDA and transaction value to capacity in historical transactions involving crude oil and refined products terminals	▪ Enterprise value / EBITDA multiples applied to 2018E and 2019E Adjusted EBITDA
Peer Group Trading Analysis	▪ Values TLP common units based on current market enterprise value multiples of relevant EBITDA of selected comparable crude oil and refined products MLPs	▪ Enterprise value / EBITDA multiples applied to 2018E through 2020E Adjusted EBITDA ▪ Price / DCF per LP unit multiples applied to 2019E DCF per LP unit
MLP Buy-In and Merger Premiums Paid Analysis	▪ Values TLP common units based on historical premiums paid in (i) MLP buy-ins and (ii) MLP mergers since 2011	▪ Median 30-Day, 60-Day and 90-Day premiums paid applied to relevant unit prices

EVERCORE
20
TransMontaigne Partners LP

Preliminary Draft – Subject to Completion
Confidential

Preliminary TLP Valuation Analysis

Summary Valuation Results


Discounted Cash Flow Analysis
EBITDA Multiple
Perpetuity Growth
Discounted Distributions Analysis
CAPM
Total Return
Precedent M&A Transaction Analysis
Peer Group Trading Analysis
MLP Premiums Paid Analysis
Mgmt. Case
Sensitivity #1
Sensitivity #2
$90.00
$70.00
$50.00
$30.00
$10.00
Proposed Consideration of $39.50 per Unit
$57.09
$40.76
$62.38
$45.01
$50.70
$35.52
$48.99
$32.45
$54.12
$36.44
$42.51
$27.28
$45.42
$36.62
$48.20
$38.80
$43.45
$35.06
$40.38
$32.71
$42.83
$34.64
$38.65
$31.34
$60.64
$35.71
$60.64
$35.71
$60.64
$35.71
$56.28
$32.48
$56.46
$33.71
$56.28
$30.20
$45.14
$39.36
8.0% - 9.0% WACC
2019E EBITDA Exit Multiple of 9.0x - 11.0x
Perpetuity Growth Rate of 1.75% - 2.25%
7.0% - 9.0% Terminal Yield
9.5% - 10.5% Equity Cost of Capital Based on Capital Asset Pricing Model
13.5% - 14.5% Equity Cost of Capital Based on Total Expected Market Return
2018E EBITDA at 9.0x - 12.0x EBITDA Multiple
2018E EBITDA at 9.0x - 11.0x
2019E EBITDA at 8.5x - 10.0x
2020E EBITDA at 8.0x - 9.5x
2018E DCF per LP Unit at 10.0x - 12.0x
2019E DCF per LP Unit at 8.5x - 10.5x
Selected Premium Range at 9.0% - 25.0%
Management
Sensitivity #1
Sensitivity #2

Implied Valuation Metrics at $39.50 Offer Price		
Enterprise Value / EBITDA (Ownership Method)	2018E	9.0x
Enterprise Value / EBITDA (Equity Equivalent Method)	2018E	10.3x
Price / DCF per LP Unit	2018E	10.4x

Sensitivity Toggle	Impact on Valuation
(+/-) $1 Million Revenues from Recontracting Risk	(+/-) $0.51 - $0.67 / Unit
(+/-) 1% Operating Expense Annual Growth	(+/-) $1.15 - $1.56
(+/-) 10% Risking for Growth Capex	(+/-) $0.21 - $0.31 / Unit

Note: Multiples based on management case EBITDA and DCF forecasts

EVERCORE
21
TRANSMONTAIGNE PARTNERS LP

Preliminary Draft – Subject to Completion Confidential Preliminary TLP Valuation Analysis Discounted Cash Flow Analysis – Assumptions  Discounted the projected cash flows to the assumed March 31, 2018 effective date  EBITDA exit multiple of 9.0x to 11.0x (consistent with crude oil and refined products MLP valuations over an extended period of time)  Perpetuity growth rate of 1.75% to 2.25%  WACC of 8.0% to 9.0% based on CAPM for crude oil and refined products MLPs  Existing asset tax depreciation based on PWC estimates and provided by TLP management and incremental capital expenditures assumes 100% of capital expenditures are depreciated in the year incurred  Unitholder effective tax rate of 29.6% (80.0% at 37.0% top bracket) from 2018E to 2021E and a terminal value tax rate of 37.0%  For the terminal value, tax depreciation assumed to be equal to maintenance capital expenditures 22

Preliminary Draft – Subject to Completion Confidential Preliminary TLP Valuation Analysis Discounted Cash Flow Analysis – Management Case For the Nine Months Ending ($ in millions, except per unit amounts) Te rmina l Va lue De ce mbe r 31, For the Ye a rs Ending De ce mbe r 31, EBITDA Ex it Multiple Perpetuity Grow th Ra te 2018E 2019E 2020E 2021E EBITDA Less: Tax Depreciation and Amortization $104.6 (115.8) $146.7 (88.7) $151.3 (49.1) $153.5 (41.9) $153.5 $153.5 (15.7) EBIT Less: Cash Taxes1 ($11.2) --$58.0 (13.9) $102.2 (30.3) $111.6 (33.0) $137.7 (51.0) EBIAT Plus: Tax Depreciation and Amortization Less: Net Working Capital Adjustments Less: Maintenance Capital Expenditures Less: Growth Capital Expenditures Less: Other Non-Cash Adjustments2 ($11.2) 115.8 --(10.6) (67.5) (2.4) $44.2 88.7 --(14.5) (38.1) (2.7) $72.0 49.1 --(15.1) --(1.9) $78.5 41.9 --(15.7) --(1.9) $86.8 15.7 --(15.7) --(1.9) Unlevered Free Cash Flow EBITDA Multiple / Perpetuity Growth Rate $24.2 $77.6 $104.0 $102.8 84.9 2.0% 10.0x Terminal Value PV of Terminal Value @ 8.5% Plus: PV of Unlevered Free Cash Flow @ 8.5% $1,534.6 $1,130.1 — — 259.0 $1,331.8 $980.8 Implied Enterprise Value Plus/(Less): Estimated Net (Debt)/Cash on March 31, 2018 $1,389.1 — (581.4) $1,239.8 Implied Equity Value Units Outstanding at March 31, 2018 $807.7 — 16.6 $658.3 EBITDA Exit Multiple Sensitivities Perpetuity Growth Rate Sensitivities EBITDA Multiple Perpetuity Growth Rate 1. 2. Unitholder effective tax rate of 29.6% (80.0% at 37.0% top bracket) from 2018E to 2021E and a terminal value tax rate of 37.0% Other non-cash adjustments include amortized deferred financing costs, reserve reversal for DCF, ethanol and other, capitalized omnibus fee (expansion), other cash from investing, investments in Bostco JV, investments in PMI JV, contribution of cash from GP, deferred financing costs capitalized, interest capitalized on income statement and settlement of tax withholdings on S&R 23 WACC WACC 1.50%1.75%2.00%2.25%2.50% 7.50% 8.00% 8.50% 9.00% 9.50% $46.96$50.01$53.33$56.97$60.97 40.6652.27 35.2745.02 30.5938.89 26.5128.1229.8331.6733.64 43.2245.9848.99 37.4439.7742.29 32.4534.4536.59 8.0x9.0x10.0x11.0x12.0x 7.50% 8.00% 8.50% 9.00% 9.50% $37.38$44.45$51.52$58.58$65.65 36.2564.03 35.1462.45 34.0560.90 32.9939.5946.1952.7859.38 43.1950.1457.09 41.9748.7955.62 40.7647.4854.19 Implied Unit Price $48.79 — $39.77

Preliminary Draft – Subject to Completion
Confidential

Preliminary TLP Valuation Analysis

Discounted Distribution Analysis – Management Case

	For the Nine Months Ending December 31,	For the Years Ending December 31,			Terminal Value		
	2018E	2019E	2020E	2021E	Low		High
TLP Distribution per LP Unit	$2.42	$3.36	$3.42	$3.42	$3.42	—	$3.42
Terminal Yield[1]					9.0%	—	7.0%
Terminal Value					$38.00	—	$48.86
Equity Cost of Capital Based on CAPM							
Present Value @ 9.0% of Equity Value					$38.25	—	$46.11
Present Value @ 9.5% of Equity Value					37.69	—	45.42
Present Value @ 10.0% of Equity Value					37.15	—	44.74
Present Value @ 10.5% of Equity Value					36.62	—	44.08
Present Value @ 11.0% of Equity Value					36.09	—	43.43
Implied Equity Value Range - Based on CAPM					**$36.62**	—	**$45.42**
Equity Cost of Capital Based on Total Expected Market Return							
Present Value @ 13.0% of Equity Value					$34.10	—	$40.96
Present Value @ 13.5% of Equity Value					33.63	—	40.38
Present Value @ 14.0% of Equity Value					33.17	—	39.80
Present Value @ 14.5% of Equity Value					32.71	—	39.24
Present Value @ 15.0% of Equity Value					32.39	—	38.81
Implied Common Unit Value Range - Based on Total Expected Market Return					**$32.71**	—	**$40.38**

1. TLP 52-week yield range of 6.6% to 9.2% with a median of 7.4%, mean of 7.4% and current yield of 8.7% as of July 9, 2018, the unaffected date

EVERCORE
24
TRANSMONTAIGNE PARTNERS LP

Preliminary Draft – Subject to Completion
Confidential

Preliminary TLP Valuation Analysis

Precedent M&A Transaction Analysis – Terminals

($ in millions, except per unit amounts)

Date Announced	Acquirer / Target (Seller)	Transaction Value ($MM)	Run-Rate EBITDA Multiple
02/2018	Delek US / Big Spring Logistics including storage tanks, salt wells and asphalt and light products terminals (Delek Logistics Partners, LP)	$315.0	7.8x
11/2017	TransMontaigne / two West Coast terminals (Plains All American)	275.0	10.0
10/2017	Valero Energy Partners LP / Port Arthur terminal and Parkway Pipeline LLC (Valero Energy Corporation)	508.0	8.5
08/2017	Zenith Energy U.S., L.P. / Arc Logistics Partners LP	736.0	12.3
06/2017	SemGroup Corporation / Houston Fuel Oil Terminal Company (Alinda Capital Partners LLC)	2,100.0	15.0
06/2017	World Point Terminals, Inc. / World Point Terminals, LP	594.2	9.9
03/2017	VTTI BV / VTTI Energy Partners LP	1,258.0	12.9
01/2017	Tallgrass Development, LP / Sterling Terminal, Buckingham Terminal, 20% interest in Deeprock Development Terminal, and terminal development projects (Tallgrass Development, LP)	140.0	8.0
11/2016	Tesoro Logistics L.P. / Northern California terminalling and storage assets (Tesoro Corporation)	400.0	8.4
09/2016	Western Refining Logistics / Certain terminalling, storage and other logistics assets (Western Refining Inc. / St. Paul Park Refining Co.)	210.0	NA
08/2016	Valero Energy Partners LP / Mereaux and Three Rivers Terminal Services business (Valero Energy Corporation)	325.0	8.4
07/2016	Tesoro Logistics LP / Alaska crude oil, feedstock and refined product storage tanks and refined product terminals (Tesoro Corporation)	444.0	8.7
03/2016	Valero Energy Partners LP / McKee Terminal Services Business (Valero Energy Corporation)	240.0	8.6
02/2016	PBF Logistics LP / Four refined products terminals located near Philadelphia, PA (Plains All American Pipeline, L.P.)	100.0	6.7
10/2015	Kinder Morgan, Inc. / 75.0% interest in 14 refined products terminals throughout the U.S. and 100.0% of a refined products terminal in Des Plaines, IL (BP Products North America Inc.)	350.0	NA
10/2015	USD Partners LP / 0.9 million barrel crude-by-rail terminal located in Casper, WY (Casper Crude to Rail Holdings, LLC / Stonepeak Infrastructure Partners)	225.0	8.7
09/2015	Valero Energy Partners LP / 10.1 million barrels of crude oil and refined products storage at Corpus Christi, TX refinery (Valero Energy Corporation)	465.0	9.3
06/2015	Gravity Midstream, LLC / 44-acre crude oil logistics terminal located on the Corpus Christi Ship Channel (Trigeant, Ltd.)	100.0	NA
02/2015	Valero Energy Partners LP / 3.6 million barrels at Houston, TX refinery and 10.0 million barrels at St. Charles, LA refinery of crude oil and refined products storage (Valero Energy Corporation)	671.0	8.9
02/2015	Arc Logistics Partners LP & GE Energy Financial Services / Crude oil unloading terminal and 4-mile crude oil pipeline in Joliet, IL (CenterPoint Properties Trust)	216.0	9.0
02/2015	Kinder Morgan, Inc. / Three terminals in Galena Park, TX; North and South Wilmington, NC and one undeveloped in Perth Amboy, NJ (Royal Vopak N.V.)	158.0	NA
01/2015	NuStar Energy L.P. / 50.0% interest in a 4.1 million barrel refined products terminal located in Linden, NJ (Linden Holding Corp.)	142.5	7.1

Note: Shaded to Indicate Public MLP Transactions

Public MLP Transactions	**Mean**	**11.7x**
	Median	**12.3**
All Transactions	**Mean**	**9.3x**
	Median	**8.7**

EVERCORE
25
TRANSMONTAIGNE PARTNERS L.P.

Preliminary Draft – Subject to Completion
Confidential

Preliminary TLP Valuation Analysis

Precedent M&A Transaction Analysis – Crude / Refined Products Transportation and Storage

($ in millions, except per unit amounts)

Date Announced	Acquirer / Target (Seller)	Transaction Value ($MM)	Run-Rate EBITDA Multiple
03/2018	Tallgrass Energy GP, LP / Tallgrass Energy Partners, LP	$6,310.3	8.1x
01/2018	Andeavor / 100% interest in Rangeland Energy II, LLC, 145 MBpd capacity crude oil pipeline (Rangeland Energy , LLC)	NA	9.0
12/2017	Noble Midstream Partners LP and Greenfield Midstream, LLC (EnCap Flatrock) JV / Saddle Butte Pipeline, LLC (Saddle Butte Rockies Midstream LLC)	625.0	NA
11/2017	BlackRock Inc. and Navigator Energy Services, LLC / 50% interest in Glass Mountain Pipeline, LLC (SemGroup Corporation)	300.0	15.0
10/2017	Global Infrastructure Partners / 100% interest in Medallion Gathering & Processing, LLC (owned by Laredo Midstream Services, LLC and Medallion Midstream Holdings, LLC (EM	1,825.0	24.0
09/2017	Phillips 66 Partners LP / 25% interest in Dakota Access, LLC and 25% interest in Energy Transfer Crude Oil Company, LLC (Phillips 66 Company)	2,400.0	8.9
09/2017	MLPX LP / Explorer Pipeline Co., Lincoln Pipeline LLC, MPL Louisiana Holdings LLC and LOCAP LLC (Marathon Petroleum Corporation)	1,050.0	7.6
08/2017	Holly Energy Partners, L.P. / 50% interest in Frontier Aspen LLC and 75% interest in SLC Pipeline LLC (Plains All American Pipeline, L.P.)	250.0	10.9
08/2017	Andeavor Logistics LP / Western Refining Logistics, LP	1,763.0	8.6
02/2017	MPLX, LP / Ozark Pipeline (Enbridge Pipelines, LLC)	220.0	NA
02/2017	Plains All American Pipeline, LP and Noble Midstream Partners, LP / Advantage Pipeline, LLC	133.0	NA
08/2016	MarEn Bakken Company LLC (JV between Enbridge Energy Partners, L.P. and Marathon Petroleum Corporation) / 36.75% Interest in Bakken Pipeline	2,000.0	NA
05/2016	SemGroup Corporation / Rose Rock Midstream, L.P.	1,684.4	10.7
01/2016	Tallgrass Energy Partners, LP / 31.3% interest in Tallgrass Pony Express Pipeline (Tallgrass Development, LP)	743.6	NA
12/2015	Tesoro Corporation / Great Northern Midstream LLC	NA	NA
11/2015	Tesoro Logistics LP / Crude oil and refining products storage and pipeline assets in Los Angeles (Tesoro Corporation)	500.0	8.3
03/2015	EnLink Midstream Partners, LP / Victoria Express Pipeline (Devon Energy Corporation)	215.1	10.0
03/2015	Tallgrass Energy Partners, LP / 33.3% interest in Tallgrass Pony Express Pipeline (Tallgrass Development, LP)	700.0	10.3
01/2015	Kinder Morgan, Inc. / Hiland Partners	3,000.0	18.0
01/2015	EnLink Midstream Partners, LP and EnLink Midstream, LLC / LPC Crude Oil Marketing LLC	100.0	8.0

Note: Shaded to Indicate Public MLP Transactions

Public MLP Transactions	Mean	9.1x
	Median	8.6
All Transactions	Mean	11.2x
	Median	9.5

Selected Comparable Public Company Transactions (plus HFOTCO)

Date Announced	Acquirer / Target (Seller)	Ownership Method: Transaction Value ($MM)	Ownership Method: Run-Rate EBITDA Multiple	Equity Equivalent Method: Transaction Value ($MM)	Equity Equivalent Method: Run-Rate EBITDA Multiple
03/2018	Tallgrass Energy GP, LP / Tallgrass Energy Partners, LP	$6,310.3	8.1x	$7,757.4	10.0x
08/2017	Zenith Energy U.S., L.P. / Arc Logistics Partners LP[1]	736.0	12.3	736.0	12.3
08/2017	Andeavor Logistics LP / Western Refining Logistics, LP[2]	1,763.0	8.6	1,971.4	8.7
06/2017	SemGroup Corporation / Houston Fuel Oil Terminal Company (Alinda Capital Partners LLC)	2,100.0	15.0	2,100.0	15.0
06/2017	World Point Terminals, Inc. / World Point Terminals, LP	594.2	9.9	594.2	9.9
03/2017	VTTI.BV / VTTI Energy Partners LP	1,258.0	12.9	1,275.6	13.0
05/2016	SemGroup Corporation / Rose Rock Midstream, L.P.[3]	1,684.4	10.7	1,702.4	10.8
	Mean		11.1x		11.4x
	Median		10.7		10.8

Source: Company and partnership filings and presentations and investment research
1. GP value under both methods based on consideration paid to LCP GP of $94.5 million
2. EBITDA under the Ownership Method excludes $22 million of GP IDRs that is included in the Equity Equivalent Method
3. Equity Equivalent Method GP value based on 2017E GP / IDR cash flows to reflect forecasted distribution cut

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TransMontaigne Partners LP

Preliminary Draft – Subject to Completion
Confidential

Preliminary TLP Valuation Analysis

Precedent M&A Transaction Analysis

($ in millions, except per unit amounts)

TLP Financial Projections – Management Case

Ownership Method			
2018E EBITDA		$137.6	
Relevant Multiple Range	9.0x	–	12.0x
Implied Enterprise Value Range	$1,238.0	–	$1,650.7
Less: Present Value of Growth Capital Expenditures from March 31, 2018 to December 31, 2018		(65.4)	
Implied Enterprise Value	**$1,172.6**	**–**	**$1,585.2**
Selected Enterprise Value Range	**$1,172.6**	**–**	**$1,585.2**
(Less)/Plus: Estimated Net (Debt)/Cash on March 31, 2018		(581.4)	
Selected Equity Value Range	**$591.1**	**–**	**$1,003.8**
Units Outstanding at March 31, 2018		16.6	
Implied Unit Price By EBITDA Multiple	**$35.71**	**–**	**$60.64**
For Illustrative Purposes Only: Equity Equivalent Method			
2018E EBITDA		$137.6	
Relevant Multiple Range	10.0x	–	12.0x
Implied Enterprise Value Range	$1,375.6	–	$1,650.7
Less: Present Value of Growth Capital Expenditures from March 31, 2018 to December 31, 2018		(65.4)	
Implied Enterprise Value	**$1,310.1**	**–**	**$1,585.2**
Selected Enterprise Value Range	**$1,310.1**	**–**	**$1,585.2**
(Less)/Plus: Estimated Net (Debt)/Cash on March 31, 2018		(581.4)	
Selected Equity Value Range	**$728.7**	**–**	**$1,003.8**
GP Value (Equity Equivalent Method)		(192.2)	
Total Equity Value	**$536.5**		**$811.6**
LP Units Outstanding at March 31, 2018		16.2	
Implied Unit Price By EBITDA Multiple	**$33.07**	**–**	**$50.03**

Source: TLP Management

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TransMontaigne Partners LP

Preliminary Draft – Subject to Completion
Confidential

Preliminary TLP Valuation Analysis

Peer Group Trading Analysis – Crude Oil and Refined Products MLPs

($ in millions, except per unit amounts)

US Refined Product and Crude Oil Transportation and Storage MLPs

Partnership	Price 8/8/18	Equity Value	Enterprise Value	Enterprise Value / EBITDA 2018E	Enterprise Value / EBITDA 2019E	Enterprise Value / EBITDA 2020E	Price / DCF per LP Unit 2018E	Price / DCF per LP Unit 2019E	Distribution Yield Current	Distribution Yield 2018E	Distribution Growth	Total Return
Refined Products / Crude Oil MLPs												
Andeavor Logistics LP	$48.80	$10,598.8	$15,381.8	12.3x	10.3x	9.8x	13.0x	11.1x	8.3%	8.5%	4.0%	12.4%
Blueknight Energy Partners, L.P.	3.00	122.9	706.4	11.1	10.7	8.5	NA	NA	19.3%	15.0%	0.0%	19.3%
BP Midstream Partners LP	20.83	2,182.0	2,487.6	16.6	12.2	9.0	NA	NA	5.1%	5.4%	14.6%	19.7%
Buckeye Partners, L.P.	39.74	6,086.5	11,062.4	10.4	9.8	9.3	9.0	9.0	12.7%	12.7%	(8.8%)	3.9%
Delek Logistics Partners, LP	30.30	753.9	1,486.8	9.0	7.1	7.0	8.1	8.3	9.9%	10.3%	3.9%	13.8%
Genesis Energy, L.P.	23.02	2,821.8	7,248.4	11.0	10.3	9.8	6.7	6.7	9.0%	9.3%	6.4%	15.4%
Holly Energy Partners, L.P.	32.01	3,374.5	4,897.7	14.0	13.4	13.1	11.9	11.6	8.2%	8.3%	0.7%	8.9%
Magellan Midstream Partners, L.P.	70.91	16,181.3	20,630.4	14.8	13.8	12.8	14.9	14.0	5.3%	5.5%	6.0%	11.3%
MPLX LP	38.11	30,875.9	43,880.9	13.0	12.1	11.5	11.2	11.3	6.5%	6.6%	5.8%	12.3%
NuStar Energy LP	27.45	3,217.1	7,707.7	11.9	10.9	10.1	9.3	9.6	8.7%	8.7%	–%	8.7%
PBF Logistics LP	22.25	934.0	1,747.8	10.5	8.7	6.7	10.2	9.7	8.8%	8.9%	3.9%	12.7%
Phillips 66 Partners LP	54.08	6,719.2	10,276.2	9.5	8.5	7.3	14.3	13.3	5.3%	5.7%	9.1%	14.4%
Plains All American Pipeline, L.P.	26.74	19,402.1	31,240.1	13.3	11.6	10.9	12.8	10.8	4.5%	4.5%	8.5%	12.9%
Shell Midstream Partners, L.P.	21.85	4,990.1	6,919.2	9.4	8.4	6.6	13.6	11.6	6.4%	6.8%	6.2%	12.6%
Valero Energy Partners LP	39.01	2,757.1	3,959.7	9.8	7.8	7.1	13.2	11.8	5.4%	5.8%	9.3%	14.7%
Mean				**11.8x**	**10.4x**	**9.3x**	**11.4x**	**10.7x**	**8.2%**	**8.1%**	**4.6%**	**12.9%**
Median				**11.1**	**10.3**	**9.3**	**11.9**	**11.1**	**8.2%**	**8.3%**	**5.8%**	**12.7%**
Companies with less than $4 bn EV and less than 10% growth												
Mean				**10.2x**	**8.8x**	**7.4x**	**9.1x**	**9.0x**	**12.7%**	**11.4%**	**2.6%**	**15.3%**
Median				**10.5**	**8.7**	**7.0**	**9.1**	**9.0**	**9.9%**	**10.3%**	**3.9%**	**13.8%**
TransMontaigne Partners L.P.[1]	**$38.81**	**$642.4**	**$1,223.9**	**8.9x**	**8.3x**	**8.1x**	**10.0x**	**9.9x**	**8.1%**	**8.2%**	**2.2%**	**10.3%**

Note: Market data as of August 8, 2018
Source: Partnership filings, FactSet
1. EBITDA, DCF per LP unit and Distributions per unit based on the Management Case

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TRANSMONTAIGNE PARTNERS LP

Preliminary Draft – Subject to Completion Confidential Preliminary TLP Valuation Analysis Peer Group Trading Analysis ($ in millions, except per unit amounts) TLP Financial Projections – Management Case 2018E EBITDA $137.6 Relevant Multiple Range 9.0x – 11.0x Implied Enterprise Value Range $1,238.0 – $1,513.1 2019E EBITDA $146.7 Relevant Multiple Range 8.5x – 10.0x Implied Enterprise Value Range $1,247.2 – $1,467.3 2020E EBITDA $151.3 Relevant Multiple Range 8.0x 9.5x Implied Enterprise Value Range $1,210.4 $1,437.4 (Less)/Plus: Estimated Net (Debt)/Cash on March 31, 2018 (581.4) Units Outstanding at March 31, 2018 16.6 2018E DCF per LP Unit Relevant Multiple Range $3.81 – 10.0x 12.0x 2019E DCF per LP Unit Relevant Multiple Range $3.82 – 8.5x 10.5x 29 Implied TLP Unit Price$32.48–$56.28 Implied Unit Price By DCF Multiple$32.48–$40.12 Implied Unit Price By DCF Multiple$38.14–$45.77 Implied Unit Price By EBITDA Multiple$38.00–$56.28 Selected Equity Value Range$629.0–$931.7 Selected Enterprise Value Range$1,210.4–$1,513.1

Preliminary Draft – Subject to Completion
Confidential

Preliminary TLP Valuation Analysis

Premiums Paid Analysis

(US$ in millions)

Date Announced	Acquiror(s) / Target	Consideration	Transaction Equity Value	Enterprise Value	Premium: 1-Day Prior Spot	Premium: 30-Day VWAP	Premium: 60-Day VWAP	Premium: 90-Day VWAP
06/09/18	Cheniere Energy, Inc. / Cheniere Energy Partners LP Holdings, LL(	Stock-for-Unit	NA	NA	6.6%	8.2%	7.7%	6.7%
05/17/18	The Williams Companies, Inc. / Williams Partners L.P.	Stock-for-Unit	$36,687	$54,585	13.6%	5.8%	1.0%	3.4%
03/26/18	Tallgrass Energy GP, LP / Tallgrass Energy Partners, L.P.	Stock-for-Unit	2,608	4,959	9.6%	4.4%	5.6%	5.0%
02/08/18	Nustar Energy L.P. / Nustar GP Holdings, LLC	Unit-for-Unit	419	461	1.7%	0.3%	8.5%	5.6%
01/02/18	Archrock, Inc. / Archrock Partners, L.P.	Stock-for-Unit	607	1,358	23.4%	27.7%	21.6%	18.6%
06/02/17	World Point Terminals, Inc. / World Point Terminals, LP	Cash-for-Unit	603	594	6.3%	3.3%	3.2%	3.5%
05/18/17	Energy Transfer Partners, L.P. / PennTex Midstream Partners, LP	Cash-for-Unit	280	327	20.1%	19.9%	22.6%	24.4%
03/02/17	VTTI B.V. / VTTI Energy Partners LP	Cash-for-Unit	481	822	6.0%	6.8%	14.2%	13.5%
02/01/17	ONEOK, Inc. / ONEOK Partners, L.P.	Stock-for-Unit	9,278	17,116	25.8%	22.4%	26.2%	29.0%
01/27/17	Enbridge Energy Co, Inc. / Midcoast Energy Partners, L.P.	Cash-for-Unit	170	641	(8.6%)	5.4%	11.3%	5.8%
09/26/16	TransCanada Corporation / Columbia Pipeline Partners LP	Cash-for-Unit	1,711	2,287	13.3%	14.0%	16.2%	15.5%
08/01/16	Transocean Ltd./ Transocean Partners LLC	Stock-for-Unit	863	1,605	20.8%	8.1%	8.6%	14.9%
05/31/16	SemGroup Corporation / Rose Rock Midstream, L.P.	Stock-for-Unit	884	1,647	0.0%	27.4%	53.0%	78.2%
11/03/15	Targa Resources Corp. / Targa Resources Partners LP	Stock-for-Unit	6,673	7,216	18.4%	16.1%	16.6%	9.5%
10/26/15	Western Refining, Inc. / Northern Tier Energy LP	Cash/Stock-for-Unit	2,514	2,746	14.0%	14.5%	10.0%	10.2%
05/06/15	Crestwood Equity Partners LP / Crestwood Midstream Partners LP	Unit-for-Unit	3,533	6,251	17.2%	21.0%	26.0%	23.9%
01/26/15	Energy Transfer Partners, L.P. / Regency Energy Partners LP	Cash/Unit-for-Unit	11,156	17,956	13.2%	15.8%	4.4%	(0.1%)
10/27/14	Access Midstream Partners LP / Williams Partners L.P.	Unit-for-Unit	25,926	37,007	7.0%	7.9%	9.2%	11.1%
10/01/14	Enterprise Products Partners L.P. / Oiltanking Partners L.P.	Unit-for-Unit	5,823	6,051	5.6%	2.9%	4.0%	(14.7%)
08/10/14	Kinder Morgan, Inc. / Kinder Morgan Energy Partners, L.P.	Cash/Stock-for-Unit	36,689	58,551	12.0%	9.8%	12.4%	14.5%
08/10/14	Kinder Morgan, Inc. / El Paso Pipeline Partners, L.P.	Cash/Stock-for-Unit	5,289	10,022	15.4%	10.4%	11.7%	14.4%
TLP at $38.00 per Unit versus Unaffected July 9, 2018 Price					**5.2%**	**0.6%**	**0.3%**	**2.1%**

		Premium: 1-Day	Premium: 30-Day	Premium: 60-Day	Premium: 90-Day
All Transactions	**Median**	**13.2%**	**9.8%**	**11.3%**	**11.1%**
	Mean	**11.5%**	**12.0%**	**14.0%**	**13.9%**
	Max	**25.8%**	**27.7%**	**53.0%**	**78.2%**
	Min	**(8.6%)**	**0.3%**	**1.0%**	**(14.7%)**
Stock-for-Unit Transaction	**Median**	**11.6%**	**8.1%**	**8.9%**	**10.3%**
	Mean	**12.5%**	**12.7%**	**15.7%**	**15.9%**
	Max	**25.8%**	**27.7%**	**53.0%**	**78.2%**
	Min	**0.0%**	**0.3%**	**1.0%**	**(14.7%)**
Cash-for-Unit Transactions	**Median**	**6.3%**	**6.8%**	**14.2%**	**13.5%**
	Mean	**7.4%**	**9.9%**	**13.5%**	**12.5%**
	Max	**20.1%**	**19.9%**	**22.6%**	**24.4%**
	Min	**(8.6%)**	**3.3%**	**3.2%**	**3.5%**

Selected Premium Range: 9.0% - 25.0%

Source: Partnership / Company filings

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TransMontaigne Partners LP

Preliminary Draft – Subject to Completion Confidential Preliminary TLP Valuation Analysis Premiums Paid Analysis (cont’d) ($ in millions, except per unit amounts) Summary Results 30-Day 60-Day 90-Day TLP Unit Price $37.76 $37.90 $37.20 Historical MLP Merger Premium Range 0.3% – 27.7% 1.0% – 53.0% (14.7%) – 78.2% Implied TLP Unit Price Range $37.86 – $48.21 $38.29 – $58.00 $31.73 – $66.29 Median MLP Merger Premium 9.8% 11.3% 11.1% Median Implied Transaction Price $41.47 $42.19 $41.33 Source: FactSet 31 TLP Unit Price as of July 9, 2018: $36.11 Selected Premium Range 9.0% – 25.0% Implied TLP Unit Price Range $39.36 – $45.14

Preliminary Draft - Confidential Appendix

Preliminary Draft - Confidential A. Weighted Average Cost of Capital Analysis

Preliminary Draft – Subject to Completion
Confidential

Weighted Average Cost of Capital Analysis

TLP Weighted Average Cost of Capital – CAPM

($ in millions, except per unit amounts)

CAPM

Company / Partnership	Unit/Share Price 8/8/18	Market Equity Value	Total Debt and Preferred Equity	Total Debt / Total Capitalization	Adjusted Beta [1]	Unlevered Beta [2]
Andeavor Logistics LP	$48.80	$10,598.8	$4,810.0	31.2%	1.06	0.81
Blueknight Energy Partners, L.P.	3.00	122.9	588.5	82.7%	0.64	0.15
BP Midstream Partners LP	20.83	2,182.0	-	–%	0.99	0.99
Buckeye Partners, L.P.	39.74	6,086.5	4,703.1	43.6%	1.10	0.73
Delek Logistics Partners, LP	30.30	753.9	737.7	49.5%	0.87	0.53
Genesis Energy, L.P.	23.02	2,821.8	4,450.5	61.2%	1.22	0.60
Holly Energy Partners, L.P.	32.01	3,374.5	1,397.0	29.3%	1.14	0.90
Magellan Midstream Partners, L.P.	70.91	16,181.3	4,523.3	21.8%	0.83	0.70
MPLX LP	38.11	30,875.9	12,861.0	29.4%	0.83	0.65
NuStar Energy LP	27.45	3,217.1	5,072.6	61.2%	1.50	0.73
PBF Logistics LP	22.25	934.0	664.9	41.6%	0.68	0.46
Phillips 66 Partners LP	54.08	6,719.2	3,724.0	35.7%	0.85	0.62
Plains All American Pipeline, L.P.	26.74	19,402.1	12,116.0	38.4%	0.92	0.65
Shell Midstream Partners, L.P.	21.85	4,990.1	2,091.3	29.5%	1.02	0.80
Valero Energy Partners LP	39.01	2,757.1	1,274.1	31.6%	0.78	0.60
			Mean	**39.1%**	**0.96**	**0.66**
			Median	**35.7%**	**0.92**	**0.65**
TransMontaigne Partners L.P.	**$38.81**	**$642.4**	**$582.4**	**47.5%**	**0.82**	**0.51**

WACC

Risk-free Rate [3]	3.1%	
Unlevered Beta	0.65	
Debt and Preferred / Total Capitalization	35.7%	
Adjusted Levered Equity Beta	0.90	
	Supply-side	**Historical**
Market Risk Premium [4]	6.0%	7.1%
Small Company Risk Premium [5]	1.9%	1.9%
Equity Cost of Capital [6]	10.4%	11.3%
Pre-Tax Cost of Debt [7]	6.3%	6.3%
After-Tax Cost of Debt	4.4%	4.4%
WACC	**8.3%**	**8.9%**

WACC Sensitivity

Unlevered Beta	Debt and Preferred / Total Capitalization: 20.7%	35.7%	50.7%
0.55x	7.9%	7.7%	7.5%
0.65	8.5%	**8.3%**	8.0%
0.75	9.1%	8.8%	8.5%

Note: Market data as of August 8, 2018
1. Source: Predicted raw betas from FactSet; Adjusted Equity Beta calculated as: (0.67) × Raw Beta + (0.33) × 1.0
2. Unlevered Beta calculated as: Adjusted Equity Beta × (E/(E + D × (1-T)); Assumes tax rate of 29.6%
3. 20-year Treasury as of August 8, 2018
4. Source: Duff and Phelps
5. Decile: 8th decile with equity value range of $657.7 million to $1,170.1 million
6. Equity Cost of Capital calculated as: Risk-free rate + (Levered Equity Beta × Market Risk Premium) + Small Company Risk Premium
7. Based on analysis of yield-to-worst of TLP 6.125% senior notes due in 2026

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TransMontaigne Partners LP

Preliminary Draft – Subject to Completion
Confidential

Weighted Average Cost of Capital Analysis

TLP Cost of Equity – Total Expected Market Return

($ in millions, except per unit amounts)

	Partnership/Corporation	Unit/Share Price 8/8/18	Market Equity Value	Current Yield[2]	Distribution/Dividend Growth[1]	Total Return
Total Return	Andeavor Logistics LP	$48.80	$10,598.8	8.3%	4.0%	12.4%
	Blueknight Energy Partners, L.P.	3.00	122.9	19.3%	0.0%	19.3%
	BP Midstream Partners LP	20.83	2,182.0	5.1%	14.6%	19.7%
	Buckeye Partners, L.P.	39.74	6,086.5	12.7%	(8.8%)	3.9%
	Delek Logistics Partners, LP	30.30	753.9	9.9%	3.9%	13.8%
	Genesis Energy, L.P.	23.02	2,821.8	9.0%	6.4%	15.4%
	Holly Energy Partners, L.P.	32.01	3,374.5	8.2%	0.7%	8.9%
	Magellan Midstream Partners, L.P.	70.91	16,181.3	5.3%	6.0%	11.3%
	MPLX LP	38.11	30,875.9	6.5%	5.8%	12.3%
	NuStar Energy LP	27.45	3,217.1	8.7%	–%	8.7%
	PBF Logistics LP	22.25	934.0	8.8%	3.9%	12.7%
	Phillips 66 Partners LP	54.08	6,719.2	5.3%	9.1%	14.4%
	Plains All American Pipeline, L.P.	26.74	19,402.1	4.5%	8.5%	12.9%
	Shell Midstream Partners, L.P.	21.85	4,990.1	6.4%	6.2%	12.6%
	Valero Energy Partners LP	39.01	2,757.1	5.4%	9.3%	14.7%
					Mean	**12.9%**
					Median	**12.7%**
	TransMontaigne Partners L.P.	**$38.81**	**$642.4**	**8.1%**	**6.7%**	**14.8%**

WACC		WACC
	Debt and Preferred / Total Capitalization	35.7%
	Market Required Equity Return	12.7%
	Pre-Tax Cost of Debt[3]	6.3%
	After-Tax Cost of Debt	4.4%
	WACC	**9.8%**

Source: Fact Set, Partnership filings
Note: Market data as of August 8, 2018
1. Distribution Growth calculated using available FactSet annual estimates
2. Adjusted for GP/IDR take
3. Based on analysis of yield-to-worst of TLP 6.125% senior notes due in 2026

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TRANSMONTAIGNE PARTNERS LP

Preliminary Draft - Confidential B. Supplementary Valuation Materials

Preliminary Draft – Subject to Completion Confidential Supplementary Valuation Materials Summary TLP Projections – Sensitivity #1 ($ in millions, except per unit metrics) For the Ye a rs Ending De ce mbe r 31, CAGR 2018E - 2022E 2018E 2019E 2020E 2021E Distributable Cash Flow EBITDA1 Interest expense Maintenance Capex Other $137.6 (33.6) (14.0) (1.7) $151.6 (40.2) (14.7) (3.1) $159.0 (41.5) (15.5) (3.1) $163.3 (40.6) (16.2) (3.1) 5.9% 5.4% Distributed Cash Flow Distribution to LP Distribution to GP / IDRs $51.9 16.4 $56.7 21.1 $59.1 23.2 $60.1 24.1 7.2% % to GP IDRs Weighted Average LP Units Outstanding DCF / LP Unit Distribution per LP Unit LP Coverage Total Coverage Distributable Cash Flow Surplus / (Shortfall) Debt / LTM EBITDA 24.0% $15.4 16.2 $3.81 3.20 1.19x 1.29 $20.0 4.7x 27.1% $19.9 16.3 $3.97 3.48 1.14x 1.20 $15.9 4.6x 28.2% $22.0 16.4 $4.11 3.61 1.14x 1.20 $16.7 4.3x 28.6% $22.8 16.5 $4.24 3.65 1.16x 1.23 $19.3 4.1x 3.6% 4.5% Source: TLP Management 1. For this detail, earnings from the JV’s are excluded and the actual expected distributions from the JV’s are included (to more accurately reflect the cash flows of the entire company) 34 Distributed Cash Flow $68.3 $77.8 $82.3 $84.2 Distributable Cash Flow $88.3 $93.7 $99.0 $103.5

Preliminary Draft – Subject to Completion Confidential Supplementary Valuation Materials Summary TLP Projections – Sensitivity #1 (cont’d) ($ in millions, except per unit metrics) For the Ye a rs Ending De ce mbe r 31, 2018E 2019E 2020E 2021E Sources New Senior Notes Issued Borrowings Under the Revolving Credit Facility Proceeds from the sale of assets DCF Surplus / (Shortfall) $300.0 55.3 10.0 21.5 $--27.3 --18.5 $--1.0 --17.3 $---- --19.6 Uses Growth Capital Expenditures Changes in Working Capital Repayment of Revolving Credit Facility Cash Build Other $70.6 2.0 301.8 1.6 10.9 $43.1 ---- --2.7 $5.0 --11.4 --1.9 $---- 17.7 --1.9 Capitalization Cash $2.5 $2.5 $2.5 $2.5 Total Debt 647.1 674.4 664.0 646.3 Net Debt $644.6 $671.9 $661.5 $643.8 Credit M etrics Total Debt / EBITDA Net Debt / EBITDA Source: TLP Management 4.7x 4.7 4.6x 4.6 4.3x 4.3 4.1x 4.1 35 Total Uses $386.8 $45.8 $18.3 $19.6 Debt Issued / (Repaid) $53.5 $27.3 ($10.4) ($17.7) Total Sources $386.8 $45.8 $18.3 $19.6

Preliminary Draft – Subject to Completion Confidential Supplementary Valuation Materials Summary TLP Projections – Sensitivity #2 ($ in millions, except per unit metrics) For the Ye a rs Ending De ce mbe r 31, CAGR 2018E - 2022E 2018E 2019E 2020E 2021E Distributable Cash Flow EBITDA1 Interest expense Maintenance Capex Other $137.6 (33.6) (14.0) (1.7) $138.0 (40.2) (14.5) (3.1) $141.6 (41.5) (15.1) (3.1) $142.7 (40.6) (15.7) (3.1) 1.2% (1.9%) Distributed Cash Flow Distribution to LP Distribution to GP / IDRs $51.9 16.4 $53.1 17.5 $53.4 17.6 $53.7 17.6 1.4% % to GP IDRs Weighted Average LP Units Outstanding DCF / LP Unit Distribution per LP Unit LP Coverage Total Coverage Distributable Cash Flow Surplus / (Shortfall) Debt / LTM EBITDA 24.0% $15.4 16.2 $3.81 3.20 1.19x 1.29 $20.0 4.7x 24.7% $16.4 16.3 $3.55 3.26 1.09x 1.14 $9.6 4.6x 24.7% $16.5 16.4 $3.59 3.26 1.10x 1.15 $10.9 4.4x 24.7% $16.5 16.5 $3.63 3.26 1.11x 1.17 $12.1 4.3x (1.7%) 0.6% Source: TLP Management 1. For this detail, earnings from the JV’s are excluded and the actual expected distributions from the JV’s are included (to more accurately reflect the cash flows of the entire company) 36 Distributed Cash Flow $68.3 $70.6 $71.0 $71.3 Distributable Cash Flow $88.3 $80.2 $81.9 $83.4

Preliminary Draft – Subject to Completion Confidential Supplementary Valuation Materials Summary TLP Projections – Sensitivity #2 (cont’d) ($ in millions, except per unit metrics) For the Ye a rs Ending De ce mbe r 31, 2018E 2019E 2020E 2021E Sources New Senior Notes Issued Borrowings Under the Revolving Credit Facility Proceeds from the sale of assets DCF Surplus / (Shortfall) $300.0 55.3 10.0 21.5 $--31.1 --9.7 $---- --11.0 $---- --12.2 Uses Growth Capital Expenditures Changes in Working Capital Repayment of Revolving Credit Facility Cash Build Other $70.6 2.0 301.8 1.6 10.9 $38.1 ---- --2.7 $---- 9.1 --1.9 $---- 10.3 --1.9 Capitalization Cash $2.5 $2.5 $2.5 $2.5 Total Debt 647.1 678.2 669.1 658.8 Net Debt $644.6 $675.7 $666.6 $656.3 Credit M etrics Total Debt / EBITDA Net Debt / EBITDA Source: TLP Management 4.7x 4.7 4.6x 4.6 4.4x 4.4 4.3x 4.3 37 Total Uses $386.8 $40.8 $11.0 $12.2 Debt Issued / (Repaid) $53.5 $31.1 ($9.1) ($10.3) Total Sources $386.8 $40.8 $11.0 $12.2

Preliminary Draft – Subject to Completion Confidential Supplementary Valuation Materials Discounted Cash Flow Analysis – Sensitivity #1 For the Nine Months Ending ($ in millions, except per unit amounts) Te rmina l Va lue De ce mbe r 31, For the Ye a rs Ending De ce mbe r 31, EBITDA Ex it Multiple Perpetuity Grow th Ra te 2018E 2019E 2020E 2021E EBITDA Less: Tax Depreciation and Amortization $104.6 (115.8) $151.6 (93.8) $159.0 (54.5) $163.3 (42.4) $163.3 $163.3 (16.2) EBIT Less: Cash Taxes1 ($11.2) --$57.8 (13.8) $104.6 (30.9) $120.9 (35.8) $147.1 (54.4) EBIAT Plus: Tax Depreciation and Amortization Less: Net Working Capital Adjustments Less: Maintenance Capital Expenditures Less: Growth Capital Expenditures Less: Other Non-Cash Adjustments2 ($11.2) 115.8 --(10.6) (67.5) (2.4) $44.0 93.8 --(14.7) (43.1) (2.7) $73.6 54.5 --(15.5) (5.0) (1.9) $85.1 42.4 --(16.2) --(1.9) $92.7 16.2 --(16.2) --(1.9) Unlevered Free Cash Flow EBITDA Multiple / Perpetuity Growth Rate $24.2 $77.4 $105.7 $109.4 90.8 2.0% 10.0x Terminal Value PV of Terminal Value @ 8.5% Plus: PV of Unlevered Free Cash Flow @ 8.5% $1,633.1 $1,202.7 — — 265.2 $1,424.3 $1,048.9 Implied Enterprise Value Plus/(Less): Estimated Net (Debt)/Cash on March 31, 2018 $1,467.9 — (581.4) $1,314.1 Implied Equity Value Units Outstanding at March 31, 2018 $886.5 — 16.6 $732.7 EBITDA Exit Multiple Sensitivities Perpetuity Growth Rate Sensitivities EBITDA Multiple Perpetuity Growth Rate 1. 2. Unitholder effective tax rate of 29.6% (80.0% at 37.0% top bracket) from 2018E to 2021E and a terminal value tax rate of 37.0% Other non-cash adjustments include amortized deferred financing costs, reserve reversal for DCF, ethanol and other, capitalized omnibus fee (expansion), other cash from investing, investments in Bostco JV, investments in PMI JV, contribution of cash from GP, deferred financing costs capitalized, interest capitalized on income statement and settlement of tax withholdings on S&R 38 WACC WACC 1.50%1.75%2.00%2.25%2.50% 7.50% 8.00% 8.50% 9.00% 9.50% $51.94$55.20$58.75$62.64$66.92 45.2157.63 39.4549.88 34.4643.33 30.0931.8133.6535.6137.72 47.9550.9054.12 41.7744.2646.96 36.4438.5840.86 8.0x9.0x10.0x11.0x12.0x 7.50% 8.00% 8.50% 9.00% 9.50% $41.40$48.92$56.44$63.97$71.49 40.2069.77 39.0268.09 37.8766.44 36.7543.7750.7957.8164.83 47.5954.9862.38 46.2953.5660.82 45.0152.1659.30 Implied Unit Price $53.56 — $44.26

Preliminary Draft – Subject to Completion
Confidential

Supplementary Valuation Materials

Discounted Distribution Analysis – Sensitivity #1

	For the Nine Months Ending December 31,	For the Years Ending December 31,			Terminal Value		
	2018E	2019E	2020E	2021E	Low		High
TLP Distribution per LP Unit	$2.42	$3.48	$3.61	$3.65	$3.65	—	$3.65
Terminal Yield[1]					9.0%	—	7.0%
Terminal Value					$40.57	—	$52.16
Equity Cost of Capital Based on CAPM							
Present Value @ 9.0% of Equity Value					$40.55	—	$48.93
Present Value @ 9.5% of Equity Value					39.95	—	48.20
Present Value @ 10.0% of Equity Value					39.37	—	47.48
Present Value @ 10.5% of Equity Value					38.80	—	46.77
Present Value @ 11.0% of Equity Value					38.25	—	46.08
Implied Equity Value Range - Based on CAPM					**$38.80**	—	**$48.20**
Equity Cost of Capital Based on Total Expected Market Return							
Present Value @ 13.0% of Equity Value					$36.13	—	$43.45
Present Value @ 13.5% of Equity Value					35.62	—	42.83
Present Value @ 14.0% of Equity Value					35.13	—	42.22
Present Value @ 14.5% of Equity Value					34.64	—	41.62
Present Value @ 15.0% of Equity Value					34.29	—	41.15
Implied Common Unit Value Range - Based on Total Expected Market Return					**$34.64**	—	**$42.83**

1. TLP 52-week yield range of 6.6% to 9.2% with a median of 7.4%, mean of 7.4% and current yield of 8.7% as of July 9, 2018, the unaffected date

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Preliminary Draft – Subject to Completion
Confidential

Supplementary Valuation Materials

Precedent M&A Transaction Analysis – Sensitivity #1

($ in millions, except per unit amounts)

TLP Financial Projections

Ownership Method			
2018E EBITDA		$137.6	
Relevant Multiple Range	9.0x	–	12.0x
Implied Enterprise Value Range	$1,238.0	–	$1,650.7
Less: Present Value of Growth Capital Expenditures from March 31, 2018 to December 31, 2018		(65.4)	
Implied Enterprise Value	**$1,172.6**	**–**	**$1,585.2**
Selected Enterprise Value Range	**$1,172.6**	**–**	**$1,585.2**
(Less)/Plus: Estimated Net (Debt)/Cash on March 31, 2018		(581.4)	
Selected Equity Value Range	**$591.1**	**–**	**$1,003.8**
Units Outstanding at March 31, 2018		16.6	
Implied Unit Price By EBITDA Multiple	**$35.71**	**–**	**$60.64**
For Illustrative Purposes Only: Equity Equivalent Method			
2018E EBITDA		$137.6	
Relevant Multiple Range	10.0x	–	12.0x
Implied Enterprise Value Range	$1,375.6	–	$1,650.7
Less: Present Value of Growth Capital Expenditures from March 31, 2018 to December 31, 2018		(65.4)	
Implied Enterprise Value	**$1,310.1**	**–**	**$1,585.2**
Selected Enterprise Value Range	**$1,310.1**	**–**	**$1,585.2**
(Less)/Plus: Estimated Net (Debt)/Cash on March 31, 2018		(581.4)	
Selected Equity Value Range	**$728.7**	**–**	**$1,003.8**
GP Value (Equity Equivalent Method)		(192.2)	
Total Equity Value	**$536.5**		**$811.6**
LP Units Outstanding at March 31, 2018		16.2	
Implied Unit Price By EBITDA Multiple	**$33.07**	**–**	**$50.03**

Source: TLP Management

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Preliminary Draft – Subject to Completion Confidential Supplementary Valuation Materials Peer Group Trading Analysis – Sensitivity #1 ($ in millions, except per unit amounts) TLP Financial Projections 2018E EBITDA $137.6 Relevant Multiple Range 9.0x – 11.0x Implied Enterprise Value Range $1,238.0 – $1,513.1 2019E EBITDA $151.6 Relevant Multiple Range 8.5x – 10.0x Implied Enterprise Value Range $1,288.5 – $1,515.9 2020E EBITDA $159.0 Relevant Multiple Range 8.0x 9.5x Implied Enterprise Value Range $1,272.2 $1,510.7 (Less)/Plus: Estimated Net (Debt)/Cash on March 31, 2018 (581.4) Units Outstanding at March 31, 2018 16.6 2018E DCF per LP Unit Relevant Multiple Range $3.81 – 10.0x 12.0x 2019E DCF per LP Unit Relevant Multiple Range $3.97 – 8.5x 10.5x Source: TLP Management 41 Implied TLP Unit Price$33.71–$56.46 Implied Unit Price By DCF Multiple$33.71–$41.65 Implied Unit Price By DCF Multiple$38.14–$45.77 Implied Unit Price By EBITDA Multiple$39.66–$56.46 Selected Equity Value Range$656.6–$934.5 Selected Enterprise Value Range$1,238.0–$1,515.9

Preliminary Draft – Subject to Completion Confidential Supplementary Valuation Materials Discounted Cash Flow Analysis – Sensitivity #2 For the Nine Months Ending ($ in millions, except per unit amounts) Te rmina l Va lue De ce mbe r 31, For the Ye a rs Ending De ce mbe r 31, EBITDA Ex it Multiple Perpetuity Grow th Ra te 2018E 2019E 2020E 2021E EBITDA Less: Tax Depreciation and Amortization $104.6 (115.8) $138.0 (88.7) $141.6 (49.1) $142.7 (41.9) $142.7 $142.7 (15.7) EBIT Less: Cash Taxes1 ($11.2) --$49.3 (11.3) $92.5 (27.4) $100.8 (29.8) $127.0 (47.0) EBIAT Plus: Tax Depreciation and Amortization Less: Net Working Capital Adjustments Less: Maintenance Capital Expenditures Less: Growth Capital Expenditures Less: Other Non-Cash Adjustments2 ($11.2) 115.8 --(10.6) (67.5) (2.4) $38.0 88.7 --(14.5) (38.1) (2.7) $65.1 49.1 --(15.1) --(1.9) $71.0 41.9 --(15.7) --(1.9) $80.0 15.7 --(15.7) --(1.9) Unlevered Free Cash Flow EBITDA Multiple / Perpetuity Growth Rate $24.2 $71.4 $97.2 $95.2 78.1 2.0% 10.0x Terminal Value PV of Terminal Value @ 8.5% Plus: PV of Unlevered Free Cash Flow @ 8.5% $1,427.2 $1,051.1 — — 241.9 $1,225.7 $902.6 Implied Enterprise Value Plus/(Less): Estimated Net (Debt)/Cash on March 31, 2018 $1,293.0 — (581.4) $1,144.6 Implied Equity Value Units Outstanding at March 31, 2018 $711.6 — 16.6 $563.1 EBITDA Exit Multiple Sensitivities Perpetuity Growth Rate Sensitivities EBITDA Multiple Perpetuity Growth Rate 1. 2. Unitholder effective tax rate of 29.6% (80.0% at 37.0% top bracket) from 2018E to 2021E and a terminal value tax rate of 37.0% Other non-cash adjustments include amortized deferred financing costs, reserve reversal for DCF, ethanol and other, capitalized omnibus fee (expansion), other cash from investing, investments in Bostco JV, investments in PMI JV, contribution of cash from GP, deferred financing costs capitalized, interest capitalized on income statement and settlement of tax withholdings on S&R 42 WACC WACC 1.50%1.75%2.00%2.25%2.50% 7.50% 8.00% 8.50% 9.00% 9.50% $40.64$43.44$46.50$49.85$53.53 34.8445.52 29.8838.85 25.5733.21 21.8123.2924.8726.5628.37 37.1939.7442.51 31.8734.0236.34 27.2829.1231.09 8.0x9.0x10.0x11.0x12.0x 7.50% 8.00% 8.50% 9.00% 9.50% $32.37$38.95$45.52$52.09$58.67 31.3257.16 30.2955.69 29.2854.25 28.2934.4340.5646.7052.83 37.7844.2450.70 36.6442.9949.34 35.5241.7648.00 Implied Unit Price $42.99 — $34.02

Preliminary Draft – Subject to Completion
Confidential

Supplementary Valuation Materials

Discounted Distribution Analysis – Sensitivity #2

	For the Nine Months Ending December 31,	For the Years Ending December 31,			Terminal Value		
	2018E	2019E	2020E	2021E	Low		High
TLP Distribution per LP Unit	$2.42	$3.26	$3.26	$3.26	$3.26	—	$3.26
Terminal Yield[1]					9.0%	—	7.0%
Terminal Value					$36.22	—	$46.57
Equity Cost of Capital Based on CAPM							
Present Value @ 9.0% of Equity Value					$36.62	—	$44.11
Present Value @ 9.5% of Equity Value					36.09	—	43.45
Present Value @ 10.0% of Equity Value					35.57	—	42.81
Present Value @ 10.5% of Equity Value					35.06	—	42.18
Present Value @ 11.0% of Equity Value					34.56	—	41.56
Implied Equity Value Range - Based on CAPM					**$35.06**	—	**$43.45**
Equity Cost of Capital Based on Total Expected Market Return							
Present Value @ 13.0% of Equity Value					$32.66	—	$39.20
Present Value @ 13.5% of Equity Value					32.21	—	38.65
Present Value @ 14.0% of Equity Value					31.77	—	38.10
Present Value @ 14.5% of Equity Value					31.34	—	37.56
Present Value @ 15.0% of Equity Value					31.03	—	37.16
Implied Common Unit Value Range - Based on Total Expected Market Return					**$31.34**	—	**$38.65**

1. TLP 52-week yield range of 6.6% to 9.2% with a median of 7.4%, mean of 7.4% and current yield of 8.7% as of July 9, 2018, the unaffected date

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Preliminary Draft – Subject to Completion
Confidential

Supplementary Valuation Materials

Precedent M&A Transaction Analysis – Sensitivity #2

($ in millions, except per unit amounts)

TLP Financial Projections

Ownership Method			
2018E EBITDA		$137.6	
Relevant Multiple Range	9.0x	–	12.0x
Implied Enterprise Value Range	$1,238.0	–	$1,650.7
Less: Present Value of Growth Capital Expenditures from March 31, 2018 to December 31, 2018		(65.4)	
Implied Enterprise Value	**$1,172.6**	**–**	**$1,585.2**
Selected Enterprise Value Range	**$1,172.6**	**–**	**$1,585.2**
(Less)/Plus: Estimated Net (Debt)/Cash on March 31, 2018		(581.4)	
Selected Equity Value Range	**$591.1**	**–**	**$1,003.8**
Units Outstanding at March 31, 2018		16.6	
Implied Unit Price By EBITDA Multiple	**$35.71**	**–**	**$60.64**
For Illustrative Purposes Only: Equity Equivalent Method			
2018E EBITDA		$137.6	
Relevant Multiple Range	10.0x	–	12.0x
Implied Enterprise Value Range	$1,375.6	–	$1,650.7
Less: Present Value of Growth Capital Expenditures from March 31, 2018 to December 31, 2018		(65.4)	
Implied Enterprise Value	**$1,310.1**	**–**	**$1,585.2**
Selected Enterprise Value Range	**$1,310.1**	**–**	**$1,585.2**
(Less)/Plus: Estimated Net (Debt)/Cash on March 31, 2018		(581.4)	
Selected Equity Value Range	**$728.7**	**–**	**$1,003.8**
GP Value (Equity Equivalent Method)		(192.2)	
Total Equity Value	**$536.5**		**$811.6**
LP Units Outstanding at March 31, 2018		16.2	
Implied Unit Price By EBITDA Multiple	**$33.07**	**–**	**$50.03**

Source: TLP Management

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Preliminary Draft – Subject to Completion Confidential Supplementary Valuation Materials Peer Group Trading Analysis – Sensitivity #2 ($ in millions, except per unit amounts) TLP Financial Projections 2018E EBITDA $137.6 Relevant Multiple Range 9.0x – 11.0x Implied Enterprise Value Range $1,238.0 – $1,513.1 2019E EBITDA $138.0 Relevant Multiple Range 8.5x – 10.0x Implied Enterprise Value Range $1,173.0 – $1,380.1 2020E EBITDA $141.6 Relevant Multiple Range 8.0x 9.5x Implied Enterprise Value Range $1,132.6 $1,344.9 (Less)/Plus: Estimated Net (Debt)/Cash on March 31, 2018 (581.4) Units Outstanding at March 31, 2018 16.6 2018E DCF per LP Unit Relevant Multiple Range $3.81 – 10.0x 12.0x 2019E DCF per LP Unit Relevant Multiple Range $3.55 – 8.5x 10.5x Source: TLP Management 45 Implied TLP Unit Price$30.20–$56.28 Implied Unit Price By DCF Multiple$30.20–$37.31 Implied Unit Price By DCF Multiple$38.14–$45.77 Implied Unit Price By EBITDA Multiple$33.29–$56.28 Selected Equity Value Range$551.1–$931.7 Selected Enterprise Value Range$1,132.6–$1,513.1

Preliminary Draft - Confidential C. Unit Holder Tax Analysis

Preliminary Draft – Subject to Completion
Confidential

Unit Holder Tax Analysis

TLP Unitholder Tax Analysis by Year Acquired @ $38.00 per Unit

- The following table shows TLP unitholders by unit acquisition date as provided by PricewaterhouseCoopers LLP:
  - **751(a) Gain** – Represents the gain characterized as ordinary under IRC Section 751(a) if the transaction occurred on December 31, 2017
  - **Adjusted Tax Basis** – Represents the unitholder's estimated tax basis as of December 31, 2017 for purposes of calculating the gross gain or loss on the transaction
  - **Gross Tax Liability** – The estimated tax liability as a direct result of the hypothetical transaction for an individual investor subject to federal taxes at the highest rate and resident state income tax at a 5% income tax rate. Assumes state taxes paid are not deductible for federal income taxes
  - **Net Tax Liability** – Utilizes methodology similar to the Gross Tax Liability assuming unitholders are able to utilize Ordinary Gains and Capital Gains from other investments, ***not inclusive of investment in TLP***, to take advantage of Cumulative Gain / (Loss) in TLP[1] (any estimated suspended losses pursuant to IRC Section 469 are utilized)

			Ordinary Gain Per Unit	Capital Gain / (Loss) Per Unit					NIIT Additional Tax Per Unit	Gross Tax Liability on Transaction Per Unit				Net Tax Liability After Passive Losses Per Unit			
				Proposed Transaction Price (A) =			$38.00										
		Column:	B	C	D	E	F	G	H	I	J	K	L	M	N	O	P
		Formula:					C–D+E	A–B–F	B+G	B*34.6%	H*3.8%	G*25.0%	I+J+K	E Proportionally added to B and G and fully applied to H			
Year	Public TLP Units	% of Total Units	751(a) Gain	Purchase Price	Cum. Distr.	Cum. Gain / (Loss)	Adjusted Tax Basis	Capital Gain / (Loss)	NIIT Additional Tax	Ordinary Tax Liability (Federal & State)[2]	NIIT Tax Liability	Capital Tax Liability (Federal & State)	Total Tax Liability	Ordinary Tax Liability (Federal & State)[1]	NIIT Tax Liability	Capital Tax Liability (Federal & State)[1]	Net Tax Liability
2004	136,887	1.1%	$55.83	$21.40	$29.70	($9.85)	($18.15)	$0.32	$56.15	$19.32	$2.13	$0.08	$21.53	$15.93	$1.76	$0.07	$17.75
2005	176,728	1.4%	55.82	23.56	29.63	(12.89)	(18.97)	1.15	56.97	19.31	2.16	0.29	21.77	14.94	1.67	0.22	16.84
2006	137,600	1.1%	54.05	27.56	28.36	(16.08)	(16.88)	0.83	54.88	18.70	2.09	0.21	20.99	13.22	1.47	0.15	14.84
2007	181,619	1.4%	55.08	34.03	26.44	(21.93)	(14.34)	(2.74)	55.08	19.06	2.09	–	21.15	11.47	1.26	–	12.73
2008	247,582	1.9%	52.18	18.92	23.96	(12.79)	(17.84)	3.66	55.84	18.05	2.12	0.91	21.09	13.92	1.64	0.70	16.26
2009	557,332	4.4%	51.01	18.04	22.43	(13.17)	(17.56)	4.55	55.56	17.65	2.11	1.14	20.90	13.46	1.61	0.87	15.94
2010	660,325	5.2%	53.78	27.73	20.02	(22.63)	(14.92)	(0.86)	53.78	18.61	2.04	–	20.65	10.78	1.18	–	11.96
2011	553,536	4.3%	52.00	33.90	17.37	(27.56)	(11.03)	(2.98)	52.00	17.99	1.98	–	19.97	8.46	0.93	–	9.39
2012	537,838	4.2%	48.92	33.16	14.87	(27.85)	(9.55)	(1.37)	48.92	16.93	1.86	–	18.79	7.29	0.80	–	8.09
2013	1,068,832	8.4%	44.21	41.33	12.47	(29.37)	(0.51)	(5.70)	44.21	15.30	1.68	–	16.98	5.13	0.56	–	5.70
2014	1,097,216	8.6%	39.23	38.58	9.18	(27.75)	1.66	(2.90)	39.23	13.58	1.49	–	15.07	3.98	0.44	–	4.41
2015	1,267,603	10.0%	35.12	29.47	6.94	(24.96)	(2.44)	5.32	40.44	12.15	1.54	1.33	15.02	4.65	0.59	0.51	5.75
2016	2,736,883	21.5%	29.24	32.64	4.80	(22.55)	5.29	3.47	32.71	10.12	1.24	0.87	12.23	3.14	0.39	0.27	3.80
2017	3,366,816	26.5%	20.44	42.27	1.67	(18.75)	21.85	(4.30)	20.44	7.07	0.78	–	7.85	0.59	0.06	–	0.65
Total / Wtd. Avg.	12,726,797	100.0%	$35.40	$34.75	$9.29	($22.30)	$3.16	($0.56)	$36.98	$12.25	$1.41	$0.39	$14.05	$4.85	$0.56	$0.17	$5.57

Source: Partnership management
1. If (i) there is a Capital Gain less than zero, the Ordinary Gain calculated as 751(a) Gain + Cumulative Loss or (ii) there is a Capital Gain greater than zero, the Ordinary Gain calculated as 751(a) Gain + Cumulative Loss x Ordinary Gain / (Ordinary Gain + Capital Gain) and the Capital Gain calculated as Capital Gain + Cumulative Gain x Capital Gain / (Ordinary Gain + Capital Gain)
2. Ordinary tax rate assumes application of IRC Section 199A deduction and is calculated as 37.0% top income tax bracket x 80.0% application of IRC Section 199A deduction + 5.0% assumed state income tax

EVERCORE
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TransMontaigne Partners LP